PURCHASE AND SALE AGREEMENT

Between

TST 233 N. MICHIGAN, L.L.C.

SELLER,

and

PARKWAY PROPERTIES, LP

PURCHASER.

Premises:
233 North Michigan Avenue
Chicago, Illinois

May 18, 2001

24.	WAIVER	38

25.	PARTIAL INVALIDITY	38

26.	SECTION HEADINGS	39

27.	GOVERNING LAW	39

28.	PARTIES; ASSIGNMENT AND RECORDING	39

29.	CONFIDENTIALITY AND PRESS RELEASES	39

30.	FURTHER ASSURANCES	40

31.	THIRD PARTY BENEFICIARY	40

32.	JURISDICTION AND SERVICE OF PROCESS	40

33.	WAIVER OF TRAIL BY JURY	41

34.	MISCELLANEOUS	41

35.	ATTORNEYS' FEES	41

36.	ADDITIONAL CONDITIONS TO CLOSING	31

37.	INDEMNITIES	42

38.	ADDITIONAL CONDITIONS TO CLOSING	43

39.	DEFENSE OBLIGATION	46

40.	SELLER'S OBLIGATION	47

Schedules

A.	Description of the Land
B.	Easements, Conditions, Restrictions and Encumbrances
C.	List of Employees
D.	List of Leases
E.	List of Contracts
F.	List of Security Deposits
G.	Arrearage Schedule
H.	Litigation
I.	Collective Bargaining Agreements
J.	Intentionally Omitted
K.	Intentionally Omitted
L.	Future Commissions
M.	Building Improvement Work
Exhibits

1.	Escrow Agent's Wire Instructions
2.	Form of Deed
3.	Form of Bill of Sale
4.	Form of Notice to Tenants
5.	Form of FIRPTA Affidavit
6.	Form of Assignment and Assumption of Leases and Contracts
7.	Form of General Assignment and Assumption Agreement
8.	Intentionally Omitted
9.	Form of Tenant Estoppel
10 .	Deutsche Bank Term Sheet
11.	Form of Seller Estoppel
12.	Intentionally Omitted
13.	Publicis Term Sheet
14.	Burrell Communications Term Sheet
15.	Post Closing Agreement
16.	Leasing Agreement

                 PURCHASE AND SALE AGREEMENT (this "Agreement") made as of the 18th day of May, 2001 between TST 233 N. MICHIGAN, L.L.C., a Delaware limited liability company having an address c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022 ("Seller") and PARKWAY PROPERTIES, LP, a Delaware limited partnership, having an address at One Jackson Place, 188 East Capitol Street, Suite 1000, Jackson, Mississippi 39201 ("Purchaser").

W I T N E S S E T H :

                 WHEREAS, Seller is the owner and holder of the fee simple estate in and to that certain plot, piece and parcel of land (the "Land ") known as 233 North Michigan Avenue, Chicago, Illinois and more particularly described in Schedule A, together with the building and all other improvements (collectively, the "Building") located on the Land (the Building and the Land, collectively the "Premises");

                 WHEREAS, Seller desires to cause the sale, assignment and transfer of its interests in and to the Premises to Purchaser and Purchaser desires to purchase such interests from Seller upon the terms of this Agreement;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                 l.       DEFINITIONS.

Additional Rent	Section 7(b)(x)
Adjourned Closing Date	Section 6(a)(iii)
Agreement	Preamble
Apportionment Date	Section 7(a)
Base Rents	Section 7(b)(i)
Broker	Section 14(a)
Brokerage Agreements	Schedule K
Building	Recitals
business day	Section 4(d)
CBA	Section 10(d)
Closing	Section 18
Closing Date	Section 18
Commitment	Section 6(a)(i)
Company	Section 6(a)(i)
Contracts	Section 10(a)(ii)
Cure Extension Notice	Section 11
Damages	Section 11(c)
Default Rate	Section 7(j)
Deposit	Section 4(a)
Disclosed Survey Items	Section 5(a)
Due Diligence Period	Section 3(a)
Due Diligence Termination Notice	Section 3(f)
Employees	Section 10(c)

ERISA	Section 11(f)
Escrow Agent	Section 4(a)
Exculpated Parties	Section 11(a)
Final Closing Statement	Section 7(i)
FIRPTA	Section 21
Future Commissions	Section 11(c)(xi)
Land	Recitals
Leases	Section 10(a)(i)
Limitation Period	Section 11
Major Tenants	Schedule J
New Closing Notice	Section 6(d)
99 Tax Year	Section 15
Notices	Section 19
Non-Objectionable Encumbrances	Section 6(a)(iii)
Overage Rent	Section 7(b)(iii)
Permitted Encumbrances	Section 5
Personalty	Section 2(a)
Preliminary Closing Statement	Section 7(i)
Premises	Recitals
Proceeding	Section 11(c)
Property	Section 2(a)
Property Taxes	Section 7(a)(ii)
Purchase Price	Section 4
Purchaser	Preamble
Purchaser's Representatives	Section 3(a)
Rent Audit	Section 7(b)(viii)
Rents	Section 7(a)(i)
Representation	Section 11(c)
Representation Update	Section 36
Scheduled Closing Date	Section 18
Seller	Preamble
Seller's Broker	Section 14(a)
Seller Knowledge Individuals	Section 11(c)(xi)
Seller Related Parties	Section 3(e)
Taking	Section 13(a)
Tax Certiorari Proceeding	Section 15
Tenant Inducement Costs	Section 7(h)
Title Cure Notice	Section 6(a)(iii)
Title Cure Period	Section 6(a)(iii)
Title Objections	Section 6(a)(i)
Transfer Taxes	Section 16(a)
Transfer Tax Laws	Section 16(a)
Transferred Security Deposits	Section 17(a)
Undisclosed Survey Items	Section 5(a)
Update Exceptions	Section 6(a)(ii)
Update Objection Date	Section 6(a)(ii)
Utilities	Section 7(e)

                    2.       PURCHASE AND SALE.

                           (a)       Seller shall sell, assign and convey to Purchaser, and Purchaser shall purchase and assume from Seller, subject to the terms and conditions of this Agreement, all of Seller's right, title and interest in, to and under (i) the Premises, (ii) the fixtures, furnishings, furniture, equipment, machinery, inventory, appliances and other tangible and, to the extent assignable, intangible personal property owned by Seller and located at the Premises and used in connection with the operation thereof (collectively, the "Personalty"), subject to depletions, replacements or additions thereto in the ordinary course of business of the Property; and (iii) the Leases and Contracts in effect on the Closing Date (subject to Section 9). The items described in clauses (i), (ii) and (iii) above are referred to collectively as the "Property."

                           (b)        The parties hereto acknowledge and agree that the value of the Personalty is de minimis and no part of the Purchase Price is allocable thereto. Although it is not anticipated that any sales tax shall be due and payable, Purchaser agrees that Purchaser shall pay any and all State of Illinois, County of Cook and City of Chicago sales and/or compensating use taxes imposed upon or due in connection with the transactions contemplated hereunder under any applicable laws of the State of Illinois, County of Cook or the City of Chicago. Purchaser shall file all necessary tax returns with respect to all such taxes and, to the extent required by applicable law, Seller will join in the execution of any such tax returns.

                  3.       DUE DILIGENCE PERIOD.

                           (a)        Purchaser shall have the period commencing on the date hereof and continuing until 5:00 p.m. Eastern Daylight Time on the date hereof, time being of the essence (the "Due Diligence Period"), during which to complete its review and due diligence and to physically inspect the Premises, in accordance with Section 3. Subject to the provisions of Section 3(c), Purchaser and its agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively "Purchaser's Representatives") shall have the right, through the Closing Date, from time to time, upon the advance notice required pursuant to Section 3(c), to enter upon and pass through the Premises during normal business hours to examine and inspect the same.

                            (b)       Seller shall make available to Purchaser, at either Seller's, management office at the Premises or at the offices of Tishman Speyer Properties, L.P. at 520 Madison Avenue, New York, New York to the extent in Seller's possession: (i) copies of all construction or space plans, specifications, surveys, diagrams and schematics of the Property; (ii) copies of all Leases and subleases, if any; (iii) an itemized schedule of the Contracts including, service, maintenance, construction, management, leasing, brokerage and other agreements, equipment or appliance leases, non-governmental franchises, contracts and arrangements relating to or pertaining to the Property; (iv) a schedule of the Personalty; (v) a schedule of all current licenses, permits, certificates of occupancy and authorizations relating to or affecting the Property (collectively "Permits") of or from any governmental authority held by Seller; (vi) copies of the two most recent real and personal property tax statements with respect to the Property; (vii) a schedule of all material third party warranties and guaranties, including any warranties relating to the roof, if any, which are in effect with respect to the Property; (viii) copies of all operating statements for the Property for the two most recent calendar years and for each calendar month of 2001 through the month ending March 31st (the "Operating Statements"); (ix) prior third party studies and reports relating to the environmental structural, mechanical, or engineering status of any portion of the Property; and (x) Seller's books and records relating to the operation of the Property (but excluding Seller's income tax records, its corporate records with its members or partners and any records relating to Seller's selling or financing negotiations or third party appraisals or any internal documents relating to the value of the Property).

                      (c)        In conducting the inspection of the Premises and its due diligence review, Purchaser shall at all times comply with all laws and regulations of all applicable governmental authorities, and neither Purchaser nor any of Purchaser's Representatives shall (a) contact or have any discussions with any of Seller's employees, agents or representatives, or with any tenants at, or contractors providing services to, the Premises, unless in each case Purchaser obtains the prior consent of Seller, it being agreed that all such contacts or discussions shall, pending any such approval, be directed to Jeffrey M. Bramson ((312) 669-8105), (b) unreasonably interfere with the business of Seller (or any of its tenants) conducted at the Property or unreasonably disturb the use or occupancy of any occupant of the Premises or (c) damage the Premises. In conducting the foregoing inspection, Purchaser and Purchaser's Representatives shall at all times comply with, and shall be subject to, the rights of the tenants under the Leases (and any persons claiming under or through such tenants). Seller may from time to time establish reasonable rules of conduct for Purchaser and Purchaser's Representatives in furtherance of the foregoing. Purchaser shall schedule and coordinate all inspections, including, without limitation, any environmental tests, with Seller and shall give Seller at least two (2) business days' prior notice thereof. Seller shall be entitled to have a representative present at all times during each such inspection. In no event shall Purchaser conduct a Phase II environmental assessment without the written consent of Seller. Purchaser agrees to pay to Seller on demand the cost of repairing and restoring any damage or disturbance which Purchaser or Purchaser's Representatives shall cause to the Property. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser's Representatives relating to such inspection and its other due diligence shall be at the sole expense of Purchaser. In the event that the Closing hereunder shall not occur for any reason whatsoever (other than Seller's default), Purchaser shall: (i) promptly deliver to Seller, at no cost to Seller, and without representation or warranty, copies of all tests, reports and inspections of the Premises, which do not restrict such delivery to a third party, made and conducted by Purchaser or Purchaser's Representatives or for Purchaser's benefit which are in the possession or control of Purchaser or Purchaser's Representatives and (ii) promptly return to Seller copies of all due diligence materials delivered by Seller to Purchaser and shall destroy all copies and abstracts thereof. Purchaser and Purchaser's Representatives shall not be permitted to conduct borings of the Premises or drilling in or on the Premises in connection with the preparation of an environmental audit or in connection with any other inspection of the Premises without the prior written consent of Seller (and, if such consent is given, Purchaser shall be obligated to pay to Seller on demand the cost of repairing and restoring any damage as aforesaid). The provisions of Section 3(c) shall survive the Closing or any termination of this Agreement.

                            (d)       Prior to conducting any physical inspection or testing at the Premises, other than mere visual examination, including without limitation, boxing, drilling and sampling of soil, Purchaser shall obtain, and during the period of such inspection or testing shall maintain, at its expense, comprehensive general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, with Seller and its property manager, Tishman Speyer Properties, L.P., as additional insureds, from an insurer reasonably acceptable to Seller, which insurance policies must have limits for bodily injury and death of not less than Three Million Dollars ($3,000,000) for any one occurrence and not less than Three Million Dollars ($3,000,000) for property damage liability for any one occurrence. Prior to making any entry upon the Premises, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages.

                            (e)       Purchaser agrees to indemnify and hold Seller and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents and contractors, and any successors or assigns of the foregoing (collectively with Seller, "Seller Related Parties") harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by any of Seller's Related Parties arising from or by reason of Purchaser's and/or Purchaser's Representatives' access to, or inspection of, the Premises, or any tests, inspections or other due diligence conducted by or on behalf of Purchaser (whether or not the same shall occur during the Due Diligence Period). The provisions of Section 3(e) shall survive the Closing or any termination of this Agreement.

                            (f)       This Agreement shall automatically terminate at 5:00 p.m., Eastern Daylight Time on the last day of the Due Diligence Period unless Purchaser timely delivers the Initial Deposit, as described in Section 4(a)(i) below. If Purchaser shall fail to timely deliver the Initial Deposit, then this Agreement shall automatically terminate and shall be deemed null and void and of no further force or effect, except for the obligations expressly contemplated to survive such automatic termination. In the event of the automatic termination of this Agreement pursuant to this Section 3(f), neither Seller nor Purchaser shall have any further rights or obligations hereunder, except those arising under provisions of this Agreement that expressly survive the termination hereof.

                  4.        PURCHASE PRICE AND DEPOSIT.

                  The purchase price to be paid by Purchaser to Seller for the Property (the "Purchase Price") is One Hundred Seventy-Two Million Three Hundred Thousand and 00/100 Dollars ($172,300,000.00), subject to apportionment as provided in Section 7, payable as follows:

                            (a)       (i)        If Purchaser elects to proceed with the transaction contemplated by this Agreement, then no later than 5:00 p.m., Eastern Standard Time on the last day of the Due Diligence Period, time being of the essence, Purchaser shall deliver to the Company (as defined below), as escrow agent (the "Escrow Agent") by wire transfer in immediately available federal funds the amount of Six Million and 00/100 Dollars ($6,000,000.00) (the "Initial Deposit") to the escrow account of Escrow Agent in accordance with the wire instructions set forth on Exhibit 1.

                                        (ii)       If Purchaser elects to extend the Scheduled Closing Date pursuant to Section 18(b), then, concurrently with Purchaser's delivery of the Closing Date Extension Notice, as provided in Section 18(b), Purchaser shall deliver to Escrow Agent an additional deposit of One Million and 00/100 Dollars ($1,000,000.00) by wire transfer of immediately available federal funds (the "Extension Deposit"). (Hereinafter, the Initial Deposit and the Extension Deposit may be collectively referred to as, the "Deposit").

                             (b)      (i)        Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest bearing account selected by Escrow Agent, it being agreed that Escrow Agent shall not be liable for (y) any loss of such investment (unless due to Escrow Agent's gross negligence or willful misconduct) or (z) any failure to attain a favorable rate of return on such investment. Escrow Agent shall deliver the Deposit, and the interest accrued thereon, to Seller or to Purchaser, as the case may be, under the following conditions:

                                                    (1)       The Deposit (together with all interest accrued thereon) shall be delivered to Seller at the Closing upon receipt by Escrow Agent of a statement executed by Seller and Purchaser that the Deposit and the interest accrued thereon may be released; or

                                                    (2)       The Deposit, and the interest accrued thereon, shall be delivered to Seller following receipt by Escrow Agent of written demand therefor from Seller delivered in accordance with the provisions set forth below stating that Purchaser has defaulted in the performance of its obligations under this Agreement, if Purchaser shall not have given written notice of objection in accordance with the provisions set forth below; or

                                                    (3)       The Deposit, and the interest accrued thereon, shall be delivered to Purchaser following receipt by Escrow Agent of written demand therefor from Purchaser stating that Seller has defaulted in the performance of its obligations under this Agreement or that this Agreement was terminated under circumstances entitling Purchaser to the return of the Deposit, and specifying the Section of this Agreement which entitles Purchaser to the return of the Deposit delivered in accordance with the provisions set forth below, if Seller shall not have given written notice of objection in accordance with the provisions set forth below; or

                                                     (4)       The Deposit, and the interest accrued thereon, shall be delivered to Purchaser or Seller as directed by joint written instructions of Seller and Purchaser.

                                         (ii)        Upon the filing of a written demand for the Deposit by Seller or Purchaser, pursuant to subsection (2) or (3) above, Escrow Agent shall promptly give notice thereof (including a copy of such demand) to the other party. The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Agent at any time within ten (10) days after such party's receipt of notice from Escrow Agent, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice of objection, Escrow Agent shall promptly give a copy of such notice to the party who filed the written demand. If Escrow Agent shall have timely received such notice of objection, Escrow Agent shall continue to hold the Deposit, and the interest accrued thereon, until (x) Escrow Agent receives written notice from Seller and Purchaser directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit, and the interest accrued thereon, in accordance with said direction, or (y) litigation is commenced between Seller and Purchaser, in which case Escrow Agent shall deposit the Deposit, and the interest accrued thereon, with the clerk of the court in which said litigation is pending, or (z) Escrow Agent takes such affirmative steps as Escrow Agent may elect, at Escrow Agent's option, in order to terminate Escrow Agent's duties hereunder, including but not limited to depositing the Deposit, and the interest accrued thereon, in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party.

                                         (iii)       Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent's own gross negligence, willful misconduct or default. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Escrow Agent shall be reimbursed by Seller and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent's fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided that, as between Purchaser and Seller, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement of any such expenses paid to Escrow Agent. In the event that Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold and apply the Deposit, and the interest accrued thereon and may decline to take any other action. After delivery of the Deposit, and the interest accrued thereon, in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.

                                         (iv)       Escrow Agent shall have the right at any time to resign upon ten (10) business days prior notice to Seller and Purchaser. Seller and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) business days after receipt of notice of Escrow Agent of its intent to resign. If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Seller and Purchaser a bank or trust company to act as successor Escrow Agent hereunder. At any time after the ten (10) business day period, Escrow Agent shall have the right to deliver the Deposit, and the interest accrued thereon, to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent's obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of the Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.

                                         (v)       The interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement. The party receiving such interest shall pay any income taxes thereon; provided, that, if Seller receives the interest on the Deposit as a credit against the Purchase Price to Purchaser, then Purchaser shall pay any income taxes on such interest received by Seller. Seller's taxpayer identification number is 13-3972821; Purchaser's taxpayer identification number is 72-1344324. The provisions of this Section 4(b) shall survive the Closing or termination of this Agreement.

                             (c)       At the Closing, Seller shall be entitled to retain the Deposit (together with all interest accrued thereon) and Purchaser shall deliver the balance of the Purchase Price (i.e., the Purchase Price less the sum of the Deposit and all interest accrued thereon) to Seller, as adjusted pursuant to Section 7.

                             (d)       All monies payable by Purchaser under this Agreement, unless otherwise specified in this Agreement, shall be paid by Purchaser causing said amount to be wire transferred in immediately available federal funds for credit to Company at such bank account or accounts, and divided into such amounts as may be required to consummate the transactions contemplated by this Agreement.

                 As used in this Agreement, the term "business day" shall mean every day other than Saturdays, Sundays, all days observed by the federal or Illinois or New York State government as legal holidays and all days on which commercial banks in States of Illinois or New York are required by law to be closed.

                 5.          STATUS OF TITLE.

                 Subject to the terms and provisions of this Agreement, Seller's interest in the Premises shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept same, subject only to Permitted Encumbrances, as such term is hereinafter defined.

                 6.          TITLE INSURANCE; LIENS.

                             (a)       (i)        The parties acknowledge that Purchaser has received a title report dated November 15, 2000 (the "Commitment") for an owner's policy of title insurance with respect to Purchaser's acquisition of the Premises from New York Land Services, Inc., as agent for Commonwealth Land Title Insurance Company (the "Company") and copies of the instruments (the "Underlying Documents") shown on the Commitment as exceptions, restrictions or encumbrances to title to the Property.

                                          (ii)       The parties acknowledge that Purchaser has received an ALTA survey dated June 22, 1999 (the "Survey") prepared by Chicago Guaranty Survey Company.

                                          (iii)       Purchaser shall have until the last day of the Due Diligence Period to notify Seller in writing of any objections to any matters shown in the Survey, the Commitment or the Underlying Documents (the "Commitment Objections"). Seller shall use reasonable, good faith efforts to cure Purchaser's objections, but shall not be obligated to incur any expense to do so, except as provided to the contrary herein. Seller's failure to respond shall be deemed a decision by Seller not to cure the Commitment Objections. If this Agreement remains in effect following the expiration of the Due Diligence Period, then all matters shown on the Commitment to which Purchaser has made no objection or to which Purchaser's objections have been cured, shall be deemed to be permitted encumbrances (collectively, the "Permitted Encumbrances") and Purchaser's objections with respect thereto shall be deemed waived.

                                          (iv)       If, prior to the Closing Date, the Company shall deliver any update to the Commitment which discloses additional liens, encumbrances or other title exceptions which were not disclosed by the Commitment and which are not otherwise permitted hereunder) (each, an "Update Exception"), then Purchaser shall have until the earlier of (x) five (5) business days after delivery of such update or (y) the business day immediately preceding the Closing Date, time being of the essence (the "Update Objection Date ") to deliver notice to Seller objecting to any of the Update Exceptions (the "Update Objections"; the Update Objections and Commitment Objections are collectively, the "Title Objections"). If Purchaser fails to deliver such objection notice by the Update Objection Date, Purchaser shall be deemed to have waived its right to object to any Update Exceptions (and the same shall not be deemed Title Objections and shall be deemed Permitted Encumbrances). If Purchaser shall deliver such objection notice by the Update Objection Date, any Update Exceptions which are not objected to in such notice shall not constitute Title Objections and shall be deemed Permitted Encumbrances.

                                          (v)       Purchaser shall not be entitled to object to, and shall be deemed to have approved, any liens, encumbrances or other title exceptions (and the same shall not constitute Title Objections but shall be deemed Permitted Encumbrances) (1) over which the Company is willing to insure (without additional cost to Purchaser or where Seller pays such cost for Purchaser), (2) against which the Company is willing to provide affirmative insurance (without additional cost to Purchaser or where Seller pays such cost for Purchaser), (3) which will be extinguished upon the transfer of the Property or (4) which are the responsibility to cure, correct or remove by any tenants of the Premises under the Leases (collectively, the "Non-Objectionable Encumbrances"). Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate the Title Objections by the Scheduled Closing Date, unless the same are waived by Purchaser without any abatement in the Purchase Price, Seller may, upon at least two (2) business days' prior notice ("Title Cure Notice") to Purchaser (except with respect to matters first disclosed during such two (2) business day period, as to which matters notice may be given at any time through and including the Scheduled Closing Date) adjourn the Scheduled Closing Date (such date to which Seller adjourns the Scheduled Closing Date is the "Adjourned Closing Date"), for a period not to exceed thirty (30) days ("Title Cure Period"), in order to attempt to eliminate such exceptions.

                             (b)       If Seller is unable to eliminate any Title Objection within the Title Cure Period, unless the same is waived by Purchaser, then, Purchaser may (i) accept the Property subject to such Title Objection without abatement of the Purchase Price, in which event (x) such Title Objection shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Purchaser shall close hereunder notwithstanding the existence of same, and (z) Seller shall have no obligations whatsoever after the Closing Date with respect to Seller's failure to cause such Title Objection to be eliminated, or (ii) terminate this Agreement by notice given to Seller within ten (10) business days following expiration of the Title Cure Period, time being of the essence, in which event Purchaser shall be entitled to a return of the Deposit (together with any interest accrued thereon). If Purchaser shall fail to deliver the termination notice described in clause (ii) within the ten (10) business day period described therein, time being of the essence, Purchaser shall be deemed to have made the election under clause (i). Upon the timely giving of any termination notice under clause (ii), this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination hereof.

                             (c)       It is expressly understood that in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections or to otherwise cause title in the Premises to be in accordance with the terms of this Agreement on the Closing Date. Notwithstanding anything in this Article 6 to the contrary, Seller shall be required to remove, by payment, bonding or otherwise: (i) any Title Objections which have been voluntarily recorded or otherwise placed by Seller against the Property on or following the date of the Commitment (other than with the approval or deemed approval of Purchaser) and which are not given for the benefit of any utility or governmental authority or (ii) any Title Objections which would not fall within the definition of (i) above and which can be removed by the payment of a liquidated sum of money, provided that with respect to such items set forth in this clause (ii), in no event shall Seller be obligated to expend amounts in excess of $250,000 pursuant to the provisions of this sentence.

                             (d)      If Seller shall have adjourned the Scheduled Closing Date in order to cure Title Objections in accordance with the provisions of this Section 6, Seller shall, upon the satisfactory cure thereof, promptly reschedule the Scheduled Closing Date, upon at least five (5) business days' prior notice to Purchaser (the "New Closing Notice"); it being agreed, however, that if any matters which are Title Objections arise between the date the New Closing Notice is given and the rescheduled Scheduled Closing Date, Seller may again adjourn the Closing for a reasonable period or periods, in order to attempt to cause such exceptions to be eliminated by sending Purchaser a Title Cure Notice, it being agreed, however, that Seller shall not be entitled to adjourn the new Scheduled Closing Date pursuant to this Section 6 for a period or periods in excess of thirty (30) days in the aggregate.

                             (e)       If the Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, on request Seller shall deliver to the Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller in order to induce the Company to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same.

                7.           APPORTIONMENTS.

                             (a)       The following shall be apportioned between Seller and Purchaser as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Apportionment Date") on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date and based upon the actual number of days in the month and a 365 day year:

                                          (i)         subject to Section 7(b), prepaid rents, fixed rents and additional rents payable pursuant to the Leases (including, without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any, payable under the Leases) (collectively, "Rents");

                                          (ii)         real estate taxes, sewer rents and taxes, water rates and charges (to the extent not accounted for pursuant to clause (i) above), vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Premises (collectively, "Property Taxes"), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 7(c);

                                          (iii)       administrative charges, if any, permitted under the Leases or applicable law, on security deposits held pursuant to the Leases;

                                          (iv)        fuel, if any, as estimated by Seller's supplier, at current, together with any sales taxes paid in connection therewith, if any (a letter from Seller's fuel supplier shall be conclusive evidence as to the quantity of fuel on hand and the current cost therefor);

                                          (v)         prepaid fees for licenses and other permits assigned to Purchaser at the Closing;

                                          (vi)       any amounts prepaid or payable by the owner of the Property under the Contracts;

                                          (vii)      wages and fringe benefits (including, without limitation, vacation pay, sick days, health, welfare, pension and disability benefits) and other compensation payable to all Employees;

                                          (viii)      all other operating expenses with respect to the Property; and

                                          (ix)       such other items as are customarily apportioned in accordance with real estate closings of commercial properties in the City of Chicago, State of Illinois.

                             (b)        (i)        Monthly base rents (collectively, "Base Rents") under the Leases shall be adjusted and prorated on and if, as and when collected basis. Base Rents collected by Purchaser or Seller after the Closing Date from tenants who owe Base Rents for periods prior to the Closing Date, shall be applied, (A) first, in payment of Base Rents for the month in which the Closing Date occurs; (B) second, in payment of Base Rents for the month immediately following the Closing Date; (C) third, in payment of Base Rents for the month immediately preceding the Closing Date; (D) fourth, in payment of Base Rents for all periods after the Closing Date and not paid pursuant to (B) above; and (E) fifth, after Base Rents for all periods after the Closing Date have been paid in full, in payment of Base Rents for the periods prior to the Closing Date and not paid pursuant to (C) above. Each such amount, less reasonable collection costs, shall be adjusted and prorated as provided above, and the party receiving such amount shall, within five (5) business days, pay to the other party the portion thereof to which it is so entitled.

                                           (ii)          Purchaser shall bill tenants owing Base Rents for periods prior to the Closing Date, on a monthly basis for a period of ninety (90) days following the Closing Date, and during such period, Purchaser shall use commercially reasonable efforts to collect such past due Base Rents; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such past due Base Rents. Rents collected by Purchaser after the Closing Date to which Seller is entitled shall be paid to Seller within five (5) business days after receipt thereof by Purchaser. Purchaser shall provide Seller with monthly statements setting forth the status of such collection efforts. Commencing as of ninety-one (91) days after the Closing Date, Seller may take all steps it deems appropriate, including litigation, to collect Base Rents delinquent as of the Closing Date which are still uncollected; provided, however, that Seller may not cause any Lease to be terminated or any tenant's possessory rights to its leased premises to be terminated.

                                           (iii)       With respect to any Lease that provides for the payment of additional or escalation rent based upon (A) a percentage of a tenant's gross sales during a specified annual or other period or (B) increases in real estate taxes, operating expenses, labor costs, cost of living indices or porter's wages (collectively, "Overage Rent"), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis.

                                           (iv)        Purchaser shall (A) promptly render bills for any Overage Rent payable for any accounting period that expired prior to the Closing Date, but which is to be paid after the Closing Date; (B) bill tenants for such Overage Rent attributable to an accounting period that expired prior to the Closing Date, on a monthly basis, for a period of ninety (90) days thereafter; and (C) use commercially reasonable efforts in the collection of such Overage Rent; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such Overage Rents. If Purchaser shall be unable to collect such Overage Rents during the aforementioned 90 day period, Seller shall have the right to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), provided that Seller may not cause any Lease to be terminated or any tenant's possessory rights to its leased premises to be terminated. Seller shall furnish to Purchaser all information relating to the period prior to the Closing Date necessary for the billing of such Overage Rent, and Purchaser shall deliver to Seller, concurrently with delivery to tenants, copies of all statements relating to Overage Rent for any period prior to the Closing Date. Purchaser shall bill tenants for Overage Rents for accounting periods prior to the Closing Date in accordance with and on the basis of such information furnished by Seller and reasonably approved by Purchaser.

                                           (v)       Overage Rent payable for the accounting period in which the Closing Date occurs shall be apportioned between Seller and Purchaser based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period. If, prior to the Closing Date, Seller receives any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sums shall be apportioned at the Closing Date. If Purchaser receives any installments of Overage Rent attributable to Overage Rent for periods prior to the Closing Date, such sums (less reasonable collection costs actually incurred by Purchaser) shall be paid to Seller within fifteen (15) days after Purchaser receives payment thereof.

                                           (vi)       Any payment by tenants of Overage Rent shall be applied to Overage Rents then due and payable in the following order of priority: (A) first, in payment of Overage Rents for the accounting period in which the Closing Date occurs; (B) second, in payment of Overage Rents for the periods following the accounting period in which the Closing Date occurs and (C) third, in payment of Overage Rents for the periods preceding the accounting period in which the Closing Date occurs.

                                           (vii)       To the extent any portion of Overage Rent is required to be paid monthly by tenants on account of estimated amounts for the current period, and at the end of each calendar year (or, if applicable, at the end of each lease year or tax year or any other applicable accounting period), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year, with the appropriate adjustments being made with such tenants, then such portion of the Overage Rent shall be prorated between Seller and Purchaser on the Closing Date based on such estimated payments (i.e., with (x) Seller entitled to retain all monthly installments of such amounts with respect to periods prior to the calendar month in which the Closing Date occurs, to the extent such amounts are as of the Closing Date estimated to equal the amounts ultimately due to Seller for such periods, (y) Purchaser entitled to receive all monthly installments of such amounts with respect to periods following the calendar month in which the Closing Date occurs, and (z) Seller and Purchaser apportioning all monthly installments of such amounts with respect to the calendar month in which the Closing Date occurs). At the time(s) of final calculation and collection from (or refund to) tenants of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts have been prorated, there shall be a re-proration between Seller and Purchaser, with the net credit resulting from such re-proration, after accounting for amounts required to be refunded to tenants, being payable to the appropriate party (i.e., to Seller if the recalculated amounts exceed the estimated amounts and to Purchaser if the recalculated amounts are less than the estimated amounts).

                                           (viii)       To the extent that any tenant, pursuant to a right contained in an existing tenant lease, conducts an audit respecting any Overage Rent calculation (a "Rent Audit") for an accounting period that expired prior to the Closing Date, or otherwise becomes entitled to a refund of Overage Rent with respect to a period prior to the Closing Date, Seller shall be liable for any refunds due to such tenant or be the recipient of any additional payments due by such tenant as the result of such Rent Audit. The results of any Rent Audit for any other accounting period shall be apportioned in the same manner as Overage Rent. Rent Audits for accounting periods that expire prior to the Closing Date shall be settled by Seller in accordance with the applicable existing tenant Lease, subject to Purchaser's approval, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that Purchaser's consent to any such settlement shall not be required if the tenant as part of such settlement agrees that such settlement shall not be binding on the landlord in calculating similar amounts for subsequent years and tenant will not introduce any such settlement in challenging amounts due in any such subsequent year. Rent Audits for accounting periods prior to the Closing Date but extending after the Closing Date shall be settled by Purchaser in accordance with the applicable existing Lease, but Seller shall receive notice of all negotiations or proceedings in connection therewith, and must approve all matters to be approved by the landlord under the applicable existing tenant Lease in connection therewith, which approval shall not be unreasonably withheld, delayed or conditioned.

                                           (ix)       To the extent that any amounts are paid or payable by a tenant under a Lease to Seller in advance of the period to which such expense applies, whether as a one time payment or in installments (e.g. for real property tax escalations), such amounts shall be apportioned as provided above but based upon the period for which such payments were or are being made.

                                           (x)         To the extent tenants pay items of Rent which are not Base Rents or Overage Rents, such as charges for electricity, steam, water, cleaning, overtime services, sundry charges or other charges of a similar nature (collectively, "Additional Rent"), such rent shall be applied based on the period covered by such Additional Rent charge (i.e., the period the applicable work, utility or service was provided). For any Additional Rent payable for a period that expired prior to the Closing Date, but which shall be paid after the Closing Date, Purchaser shall pay the entire amount thereof to Seller within five (5) business days after receipt thereof, less any reasonable collection costs actually incurred. Purchaser shall (A) promptly render bills for any Additional Rent payable for any period that expired prior to the Closing Date, but which is to be paid after the Closing Date; (B) bill tenants for such Additional Rent attributable to a period that expired prior to the Closing Date, on a monthly basis, for a period of ninety (90) days thereafter; and (C) use commercially reasonable efforts in the collection of such Additional Rent; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such Additional Rent. If Purchaser shall be unable to collect such Additional Rent during the aforementioned 90 day period, Seller shall have the right to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), provided that Seller may not cause any Lease to be terminated or any tenant's possessory rights to its leased premises to be terminated. Seller shall furnish to Purchaser all information relating to the period prior to the Closing Date necessary for the billing of such Additional Rent, and Purchaser shall deliver to Seller, concurrently with delivery to tenants, copies of all statements relating to Additional Rent for any period prior to the Closing Date. Purchaser shall bill tenants for Additional Rent relating to periods prior to the Closing Date in accordance with and on the basis of such information furnished by Seller and reasonably approved by Purchaser. Additional Rent payable for the period in which the Closing Date occurs shall be apportioned between Seller and Purchaser based upon the same method used to apportion the underlying expense being billed to such tenant, or if such expense is not being apportioned, then based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period.

                                           (xi)        To the extent any payment received from a tenant after Closing does not indicate whether the payment is for an item of Base Rent, Overage Rent or Additional Rent, and the same can not be clearly determined from the context of such payment (e.g., it is accompanied by an invoice for an item of Base Rent, Overage Rent or Additional Rent in such amount), then such payment will be applied (x) first to payment of any Base Rent then due or delinquent, in accordance with paragraphs (i) and (ii) above, (y) second to payment of any Additional Rent then due or delinquent, in accordance with paragraph (x) above and (z) third to any Overage Rent then due or delinquent, in accordance with paragraphs (iii)-(ix) above.

                             (c)          Seller and Purchaser agree that Seller shall be responsible for all Property Taxes relating to all periods prior to the Closing Date and Purchaser shall be responsible for all Property Taxes relating to all periods after the Closing Date, determined on an accrual basis.

                                           (i)          At Closing, Purchaser shall be entitled to a credit from Seller for all amounts actually collected by Seller from tenants at the Property for Property Taxes payable for the calendar year 2000 less any installments already paid by Seller to the applicable taxing authority (the "2000 Collected Taxes"). To the extent that the Property Taxes actually due and payable for the calendar year 2000 differ from the 2000 Collected Taxes, the parties agree that, within thirty (30) days after receipt by both parties of the 2000 Second Installment Real Estate Tax Bill (the "2000 Tax Bill"), Seller and Purchaser shall make an adjustment with respect thereto (the "2000 Adjustment"). The 2000 Adjustment shall be calculated as the amount equal to the 2000 Tax Bill less (x) any installments already paid by Seller to the applicable taxing authority, (y) the amount of the 2000 Collected Taxes credited from Seller to Purchaser at Closing and (z) any unbilled amounts (excluding those unbilled amounts to MarchFirst (hereinafter defined)) that tenants are obligated to pay pursuant to their applicable leases with respect to the 2000 Property Taxes.

                                           (ii)         At Closing, Purchaser shall be entitled to a credit from Seller for all amounts actually collected by Seller from tenants at the Property for Property Taxes payable for the calendar year 2001 (the "2001 Collected Taxes"). To the extent that the Property Taxes actually due and payable for the calendar year 2001, prorated based upon Seller's period of ownership of the Property (i.e., January 1, 2001 through the Closing Date) (the "2001 Prorated Tax Bill"), differ from the 2001 Collected Taxes, the parties agree that, within thirty (30) days after receipt by both parties of the 2001 Second Installment Real Estate Tax Bill (the "2001 Tax Bill"), Seller and Purchaser shall make an adjustment with respect thereto (the "2001 Adjustment"). The 2001 Adjustment shall be calculated as the difference between (x) the 2001 Prorated Tax Bill, and (y) the 2001 Collected Taxes plus any unbilled amounts (excluding those unbilled amounts to MarchFirst (hereinafter defined)) that tenants are obligated to pay pursuant to their applicable leases with respect to the 2001 Property Taxes for Seller's period of ownership. To the extent the 2001 Collected Taxes are greater than the 2001 Prorated Tax Bill, Purchaser shall promptly pay (1) to tenants, any amounts due to the extent required pursuant to their applicable lease and (2) to Seller, any remaining amount.

                             (d)         If there are water meters at the Premises, the unfixed water rates and charges and sewer rents and taxes covered by meters, if any, shall be apportioned (i) on the basis of an actual reading done within thirty (30) days prior to the Apportionment Date, or (ii) if such reading has not been made, on the basis of the last available reading. If the apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, within ten (10) business days following notice of the determination of such actual reading, readjust such apportionment and Seller shall deliver to Purchaser or Purchaser shall deliver to Seller, as the case may be, the amount determined to be due upon such readjustment.

                             (e)          Charges for all electricity, steam, gas and other utility services (collectively, "Utilities") shall be billed to Seller's account up to the Apportionment Date and, from and after the Apportionment Date, all utilities shall be billed to Purchaser's account. If for any reason such changeover in billing is not practicable as of the Closing Date, as to any Utility, such Utility shall be apportioned on the basis of actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, within ten (10) business days following notice of the determination of such actual reading, readjust such apportionment and Seller shall promptly deliver to Purchaser, or Purchaser shall promptly deliver to Seller, as the case may be, the amount determined to be due upon such adjustment.

                             (f)          Intentionally Omitted.

                             (g)         Purchaser shall have no right to receive any rental insurance proceeds which relate to the period prior to the Closing Date and, if any such proceeds are delivered to Purchaser, Purchaser shall, within five (5) business days following receipt thereof, pay the same to Seller.

                             (h)         Purchaser agrees that it shall be responsible for the payment of (i) all Tenant Inducement Costs and leasing commissions, which become due and payable (whether before or after the Closing Date) arising from, relating to or in connection with (A) any renewals, modifications, amendments or expansions of existing Leases or other supplementary agreements relating thereto entered into between the date hereof and the Closing Date and (B) any new Leases entered into between the date hereof and the Closing Date, in each case which have been approved (or deemed approved) by Purchaser to the extent required pursuant to the terms hereof, and (ii) all Tenant Inducement Costs and leasing commissions which become due and payable after the Closing Date arising from, relating to or in connection with any Leases (including, without limitation, the existing Leases and the instruments described in clauses (A) and (B) above). Notwithstanding the foregoing, at Closing, (i) Seller shall be responsible for the payment of all commissions and tenant improvements listed on Schedule L attached hereto, provided, however, that in the event the commissions and tenant improvements listed on Schedule L are not paid prior to Closing, then Purchaser shall be entitled to a credit at Closing in an amount equal to the value of the commissions and tenant improvements that have not been paid and Purchaser shall be obligated to assume the remaining payments of all such commissions and (ii) Seller shall credit Purchaser the amount of $293,219.00 which sum represents one-half of the agreed upon present value of the future Tenant Inducement Costs and leasing commissions relating to those certain leases at the Property with CB Richard Ellis, Inc. and the General Services Administration (the "TILC Credit"). Seller and Purchaser agree that the calculation of the TILC Credit is based upon a Closing Date of May 31, 2001 and is therefore subject to an adjustment should the Closing Date occur after May 31, 2001. If as of the Closing Date Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing provided that Seller shall supply invoices and statements for all such Tenant Inducement Costs and leasing commissions to Purchaser prior to the Closing Date. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement or concession, including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, and moving allowances or rent concessions in lieu of Tenant Improvements; provided that "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period (it being agreed that Seller shall bear such loss resulting from any free rental period with respect to the period prior to the Closing Date and that Purchaser shall bear such loss with respect to the period from and after the Closing Date).

                             (i)          At or prior to the Closing, Seller and Purchaser and/or their respective agents or designees will jointly prepare a preliminary closing statement (the "Preliminary Closing Statement") which will show the net amount due either to Seller or to Purchaser as the result of the adjustments and prorations provided for herein, and such net due amount will be added to or subtracted from the cash balance of the Purchase Price to be paid to Seller at the Closing pursuant to Section 4, as applicable. Within one year following the Closing Date, Seller and Purchaser will jointly prepare a final closing statement reasonably satisfactory to Seller and Purchaser in form and substance (the "Final Closing Statement") setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due Seller or Purchaser, if any, by reason of adjustments to the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within five (5) business days following that party's receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by Seller and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto except for any items which are not capable of being determined at the time the Final Closing Statement is agreed to by Seller and Purchaser, which items shall be determined and paid in the manner set forth in the Final Closing Statement and except for other amounts payable hereunder pursuant to provisions which survive the Closing. Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request (including, without limitation, access to the books, records, files, ledgers, information and data with respect to the Property during normal business hours upon reasonable advance notice) in order to make the preliminary and final adjustments and prorations provided for herein.

                             (j)       If any payment to be made after Closing under this Section 7 shall not be paid when due hereunder, the same shall bear interest (which shall be paid together with the applicable payment hereunder) from the date due until so paid at a rate per annum equal to the Prime Rate (as such rate may vary from time to time) as reported in the Wall Street Journal plus 3% (the "Default Rate"). To the extent a payment provision in this Section 7 does not specify a period for payment, then for purposes hereof such payment shall be due within ten (10) business days of the date such payment obligation is triggered.

                             (k)      The provisions of this Section 7 shall survive the Closing.

                                         8.           INTENTIONALLY OMITTED.

                                         9.           COVENANTS OF SELLER.

                                                       (a)       During the period from the date hereof until the Closing Date, Seller shall:

                                                                  (i)            be permitted to enter into any agreements in the ordinary course of business with respect to all or any portion of the Property provided that such agreements expire by their terms on or prior to the Closing Date or, in the case of Contracts, may be terminated by the owner of the Property without penalty upon not more than thirty (30) days' (or less) prior notice;

                                                                  (ii)          maintain in full force and effect the insurance policies currently in effect with respect to the Premises (or replacements continuing similar coverage); and

                                                                  (iii)         operate and manage the Premises in all material respects in a manner consistent with a first class office building.

                                                       (b)       During the period from the date hereof until the Closing Date, Seller shall not, to the extent the same would be binding on or affect the Premises or any owner thereof after the Closing, except as permitted under Section 9(a)(i) and (ii), without Purchaser's prior written approval:

                                                                   (i)          terminate, (other than the termination of any Lease as a result of the tenant's monetary or other material default thereunder); amend or modify, or permit the surrender of, or consent to the assignment or subletting under, any existing Lease (except as required pursuant to its terms and except for any consent to assignment or subletting where by the terms of the applicable Lease, Seller's approval is not to be unreasonably withheld and Seller determines in good faith that its consent is reasonably required and in such event(s), Seller shall use reasonable efforts to notify Purchaser prior to such assignment or subletting), or enter into any new Lease for space at the Premises;

                                                                   (ii)         amend or modify or renew any of the Contracts;

                                                                   (iii)        enter into any new Contracts; or

                                                                   (iv)        affirmatively subject the property to any additional liens, encumbrances, covenants or easements.

                                                       (c)        Whenever in Section 9(b) Seller is required to obtain Purchaser's approval with respect to any transaction described therein, Purchaser shall, within five (5) business days after receipt of Seller's request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its disapproval within said five (5) business day period then Purchaser shall be deemed to have approved same.

                                                      (d)        Notwithstanding anything contained herein to the contrary, prior to Closing, Seller shall not enter into the proposed Parking Garage Operating Agreement (the "Parking Garage Operating Agreement") with Lincoln-Carlyle Illinois Center, L.L.C. ("Lincoln-Carlyle"), for purposes of, inter alia, conducting the joint operation and maintenance of the parking garage adjacent to the Premises (the "Parking Garage") without the prior written approval of Purchaser, which approval shall not be unreasonably withheld or delayed.

                                                       (e)        Notwithstanding anything contained herein to the contrary, prior to Closing, Seller shall not enter into the proposed Parking Garage Management Agreement (the "Parking Garage Management Agreement ") between Seller, Lincoln-Carlyle, and a parking garage management company for purposes of, inter alia, conducting the management of the Parking Garage, without the prior written approval of Purchaser, which approval shall not be unreasonably withheld or delayed.

                                       10.          ASSIGNMENTS BY SELLER AND ASSUMPTIONS BY
                                                       PURCHASER;  SECURITY DEPOSITS; EMPLOYEES;
                                                       CONDITIONS TO CLOSING.

                                                       (a)        Assignment. On the Closing Date, Seller agrees to assign to Purchaser, pursuant to the instruments referenced in Sections 17 (c)(ii) and (iii), without recourse, representation or warranty (except as expressly set forth in this Agreement), all of Seller's right, title and interest in, and Purchaser agrees to assume Seller's obligations accruing on and after the Closing Date under, the documents described in clauses (i), (ii) and (iii) below:

                                                                   (i)          the specific leases, licenses and other occupancy agreements demising space at the Premises, together with all amendments and modifications thereof and supplements relating thereto set forth on Schedule D (collectively, "Leases"; the term Leases shall not include subleases, licenses and occupancy agreements entered into by tenants under the Leases) which are then in effect;

                                                                   (ii)         to the extent transferable, the specific service, maintenance, supply and other agreements relating to the operation of the Premises, together with all modifications and amendments thereof and supplements relating thereto set forth on Schedule E (collectively, "Contracts") which are then in effect and not terminated as of the Closing Date;

                                                                   (iii)        the transferable permits and licenses, if any, relating to the Property and the other intangible Personalty.

                                                       (b)        Security Deposit. Prior to the Closing, Seller shall have the right (i) to apply any security deposits held under Leases in respect of defaults by tenants under the applicable Leases and (ii) to return the security deposit of any tenant thereunder who in the good faith judgment of Seller is entitled to the return of such deposit pursuant to the terms of its Lease or otherwise by law. At the Closing, Seller shall transfer or cause to be transferred to Purchaser the security deposits (including turning over any letter of credit held by Seller as security under the Leases) then held by Seller and not applied to defaults or returned to tenants as above provided.

                                                       (c)        Employees. Purchaser agrees that, effective as of the Closing Date, all employees at the Building set forth on Schedule C (and any replacements thereof) who are union employees ("Employees") shall be offered the same employment by Purchaser (or by the property manager to be engaged by Purchaser) on substantially the same terms and conditions as such Employees were employed immediately prior to the Closing. Purchaser shall be solely responsible for, and hereby assumes all liabilities whatsoever with respect to, any and all (i) salaries (for the period from and after the Closing Date), (ii) benefits attributable to the period from and after the Closing Date payable to the Employees, (iii) benefit continuation and/or severance payments relating to any Employee that may be payable as a result of any termination of employment of any such Employee from and after the Closing Date, and (iv) notices, payments, fines or assessments due to any governmental authority pursuant to any laws, rules or regulations with respect to the employment, discharge or layoff of Employees from and after the Closing Date, including, but not limited to, such liability as arises under the Worker Adjustment and Retraining Notification Act, Section 4980B of the Internal Revenue Code (COBRA) and any rules or regulations as have been issued in connection with any of the foregoing. Purchaser hereby agrees to indemnify Seller and its affiliates against, and agrees to hold them harmless from, any and all claims, losses, damages and expenses (including, without limitation, reasonable attorneys' fees) and other liabilities and obligations incurred or suffered as a result of any claim by any Employee that arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Seller and the Employee, arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) from and after the Closing Date. Seller hereby agrees to indemnify Purchaser and its affiliates against, and agrees to hold them harmless from, any and all claims, losses, damages and expenses (including, without limitation, reasonable attorneys' fees) and other liabilities and obligations incurred or suffered as a result of any claim by any Employee that arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Purchaser and the Employee, arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to the Closing Date. The provisions of this Section 10(c) shall survive the Closing.

                                                       (d)        (i)        Collective Bargaining Agreements. Effective as of the Closing, Purchaser agrees to assume, observe, pay and perform all obligations and liabilities under, arising from or otherwise relating to International Union of Operating Engineers - Local 399 relating to the Employees (or any of them) and/or Seller's operation of the Property (the "CBA"). Purchaser shall have sole responsibility for all such obligations and liabilities arising under or relating to the CBA on or at any time after the Closing Date and hereby agrees to indemnify and hold Seller harmless from and against all loss, cost and expense incurred by Seller as a result of Purchaser's failure to so assume, observe, pay and perform the same. Notwithstanding anything to the contrary contained in this Section 10(d)(1), Seller shall have sole responsibility for all such obligations and liabilities arising under or relating to the CBA which occurred prior to the Closing Date and hereby agrees to indemnify and hold Purchaser harmless from and against all loss, cost and expense incurred by Purchaser as a result of Seller's failure to so assume, observe, pay and perform the same; and

                                                                    (ii)       Elevator Control Upgrade. Effective as of the Closing, Purchaser agrees to assume, pay and perform all obligations and liabilities arising after the Closing Date under, arising from or otherwise relating to the existing contract with Otis Elevator to perform and complete an upgrade to the elevator systems at the Property (the "Elevator Control Upgrade"). Purchaser shall have the sole responsibility for all such obligations and liabilities arising under or relating to the completion of the Elevator Control Upgrade on or at any time after the Closing Date, and hereby agrees to indemnify and hold Seller harmless from and against all loss, cost or expense incurred by Seller as a result of Purchaser's failure to so assume, observe, pay and perform the same.

                                                       The provisions of this Section 10(d) shall survive the Closing.

                                                       (e)         Conditions to Obligations of Seller. The obligation of Seller to effect the Closing shall be subject to the fulfillment or written waiver by Seller at or prior to the Closing Date of the following conditions:

                                                                    (i)        Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made at and as of the Closing Date.

                                                                    (ii)       Performance of Obligations. Purchaser shall have in all material respects performed all obligations required to be performed by it under this Agreement on and prior to the Closing Date, including payment of the full balance of the Purchase Price.

                                                                    (iii)      Delivery of Documents. Each of the documents required to be delivered by Purchaser at Closing shall have been delivered as provided herein.

                                                       (f)          Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Closing shall be subject to the fulfillment or written waiver by Purchaser at or prior to the Closing Date of the following conditions:

                                                                    (i)        Representations and Warranties. The representations and warranties of Seller contained in Section 11(c) shall be true and correct in all material respects as of the Closing Date, as though made at and as of the Closing Date. Section 36 shall govern the conditions precedent relating to the remaining representations and warranties contained in Section 11(c).

                                                                    (ii)       Performance of Obligations. Seller shall have in all material respects performed all obligations required to be performed by Seller under this Agreement on and prior to the Closing Date.

                                                                    (iii)      Delivery of Documents. Each of the documents required to be delivered by Seller at Closing shall have been delivered as provided herein.

                                                                    (iv)      Additional Conditions to Closing. The conditions to Closing set forth in Section 36 shall have been satisfied.

                                                                    (v)       Title. Title to the Premises to be conveyed to Purchaser hereunder shall be subject only to the Permitted Encumbrances.

                                                                    (vi)      Financing. Purchaser shall have until May 29, 2001 to obtain a commitment (the "Commitment") from a lender, which Commitment shall describe proposed financing to Purchaser in an amount of $108,000,000.00 for the purchase of the Property. Such Commitment must be on terms and conditions substantially similar to or more favorable than the terms and conditions set forth on the Deutsche Bank term sheet, attached hereto as Exhibit 10 (the "Deutsche Bank Term Sheet"). In the event Purchaser is unable to obtain the Commitment by May 29, 2001, Purchaser must give written notice ("Purchaser's Commitment Rejection Notice") thereof to Seller on or before 5:00 p.m. Eastern Daylight Time on May 30, 2001. If Purchaser fails to deliver Purchaser's Commitment Rejection Notice by 5:00 p.m. Eastern Daylight Time on May 30, 2001, Purchaser shall be deemed to have obtained the Commitment and shall be obligated under this Agreement without regard to the terms and provisions of this subparagraph 3(f)(vi) to effect the Closing of the Property. In the event Purchaser timely delivers Purchaser's Commitment Rejection Notice, Seller shall thereafter have the right (but not the obligation), by delivering written notice to Purchaser by 5:00 p.m. Eastern Daylight Time on July 2, 2001 ("Seller Financing Notice"), to elect to either (a) provide Purchaser with a commitment from a lending institution that is customarily in the business of making real estate loans of the type described in the Deutsche Bank Term Sheet or (b) provide Seller financing, in either case, on terms and conditions substantially similar to the financing set forth on the Deutsche Bank Term Sheet, provided, however, there shall be no change to (i) interest rate spread and the benchmark, (ii) the non-recourse provisions and the recourse exceptions, and (iii) the term and maturity date, from that set forth in the Deutsche Bank Term Sheet. In the event Seller sends Purchaser the Seller Financing Notice, the Closing Date shall be extended to August 10, 2001, and Purchaser shall be obligated to accept such financing and effect the Closing on the Property. If Seller fails to timely deliver the Seller Financing Notice or Seller timely delivers the Seller Financing Notice and thereafter fails to provide Purchaser with clauses (a) or (b) above, this Agreement shall automatically terminate, in which event Purchaser's sole remedy shall be a return of the Deposit.

                                                       (g)        Failure of Condition. If Purchaser is unable to timely satisfy (and Seller has not waived in writing) the conditions precedent to Seller's obligation to effect the Closing, then such failure shall constitute a default hereunder, in which case, Section 20(a) shall govern. If Seller is unable to timely satisfy the conditions precedent to Purchaser's obligation to effect the Closing, then, (i) Seller may, if it so elects and without any abatement in the Purchase Price, adjourn the Scheduled Closing Date for a period or periods not to exceed thirty (30) days in the aggregate and (ii) if, after any such extension, the conditions precedent to Purchaser's obligation to effect the Closing continue not to be satisfied (and Purchaser has not waived the same) or Seller does not elect such extension and, in either case, such failure of condition precedent is not the result of Seller's default hereunder, then Purchaser or Seller shall be entitled to terminate this Agreement by notice thereof to the other party. If this Agreement is so terminated, then Purchaser shall be entitled to receive the Deposit (and all accrued interest therein) and neither party shall have any further obligations hereunder, except those expressly stated to survive the termination hereof. If the provisions of clause (ii) above would be applicable, except such failure of condition precedent is the result of Seller's default hereunder, then Section 20(b) shall govern.

                                        11.         CONDITION OF THE PROPERTY; REPRESENTATIONS.

                                                      (a)        PURCHASER EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER, NOR ANY PERSON ACTING ON BEHALF OF SELLER, NOR ANY PERSON OR ENTITY WHICH PREPARED OR PROVIDED ANY OF THE MATERIALS REVIEWED BY PURCHASER IN CONDUCTING ITS DUE DILIGENCE, NOR ANY DIRECT OR INDIRECT OFFICER, DIRECTOR, PARTNER, MEMBER, SHAREHOLDER, EMPLOYEE, AGENT, REPRESENTATIVE, ACCOUNTANT, ADVISOR, ATTORNEY, PRINCIPAL, AFFILIATE, CONSULTANT, CONTRACTOR, SUCCESSOR OR ASSIGN OF ANY OF THE FOREGOING PARTIES (SELLER, AND ALL OF THE OTHER PARTIES DESCRIBED IN THE PRECEDING PORTIONS OF THIS SENTENCE (OTHER THAN PURCHASER) SHALL BE REFERRED TO HEREIN COLLECTIVELY AS THE "EXCULPATED PARTIES") HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO THE PROPERTY, THE PERMITTED USE OF THE PROPERTY OR THE ZONING AND OTHER LAWS, REGULATIONS AND RULES APPLICABLE THERETO OR THE COMPLIANCE BY THE PROPERTY THEREWITH, THE REVENUES AND EXPENSES GENERATED BY OR ASSOCIATED WITH THE PROPERTY, OR OTHERWISE RELATING TO THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREIN. EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER FURTHER ACKNOWLEDGES THAT ALL MATERIALS WHICH HAVE BEEN PROVIDED BY ANY OF THE EXCULPATED PARTIES HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND PURCHASER SHALL NOT HAVE ANY RECOURSE AGAINST SELLER OR ANY OF THE OTHER EXCULPATED PARTIES IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM. PURCHASER IS ACQUIRING THE PROPERTY BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTY AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLER, OR ANY OF THE OTHER EXCULPATED PARTIES, EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN. PURCHASER EXPRESSLY DISCLAIMS ANY INTENT TO RELY ON ANY SUCH MATERIALS PROVIDED TO IT BY SELLER IN CONNECTION WITH ITS DUE DILIGENCE AND AGREES THAT IT SHALL RELY SOLELY ON ITS OWN INDEPENDENTLY DEVELOPED OR VERIFIED INFORMATION.

                                                      (b)        PURCHASER ACKNOWLEDGES AND AGREES THAT IT IS PURCHASING THE PROPERTY "AS IS" AND "WITH ALL FAULTS", BASED UPON THE CONDITION OF THE PROPERTY AS OF THE DATE OF THIS AGREEMENT, REASONABLE WEAR AND TEAR AND, SUBJECT TO THE PROVISIONS OF SECTIONS 12 AND 13 OF THIS AGREEMENT, LOSS BY CONDEMNATION OR FIRE OR OTHER CASUALTY EXCEPTED. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10(f)(vi) ABOVE, PURCHASER ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY FINANCING CONTINGENCY OR OTHER CONTINGENCIES OR SATISFACTION OF CONDITIONS AND PURCHASER SHALL HAVE NO RIGHT TO TERMINATE THIS AGREEMENT OR RECEIVE A RETURN OF THE DEPOSIT (OR THE ACCRUED INTEREST THEREON) EXCEPT AS EXPRESSLY PROVIDED FOR IN SECTIONS 3(F), 6(B), 12(A)(II), 13(A)(II) AND 20(B).

                                                      (c)        Seller hereby represents and warrants to Purchaser as of the date hereof and as of Closing (subject to Seller's Representation Update, as provided in Section 36) as follows (each a "Representation"):

                                                                  (i)         Seller is a limited liability company, duly formed, organized, existing and in good standing under the laws of the State of Delaware. Seller has full power and authority to enter into and perform this Agreement in accordance with its terms. This Agreement and all documents executed by Seller which are to be delivered to Purchaser at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Seller, and at the time of Closing will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not and, at the time of Closing will not, violate any provision of any agreement or judicial order to which Seller or the Property is subject.

                                                                  (ii)        Schedule D is a true, correct and complete list of all Leases and subleases, if any, in effect as of the date hereof. Seller has delivered to Purchaser, true and complete copies of all Leases and subleases, if any, set forth on Schedule D. Seller has neither received nor delivered any written notices from or to any of the tenants under the Leases or subleases, if any, asserting that either Seller or any such tenants are in default in any material respects under any of the respective Leases.

                                                                  (iii)       Schedule E is a true, correct and complete list of the Contracts in effect as of the date hereof which are not intended to be terminated as of the Closing. On the Closing Date, if so requested in writing by Purchaser no later than thirty (30) days prior to the Closing Date, Seller shall give notices of termination under any such Contracts affecting the Property which are terminable by notice from Seller, provided Seller shall incur no additional cost or expense due to such termination. Seller has delivered to Purchaser true and complete copies of all Contracts, which are in writing, set forth on Schedule E.

                                                                  (iv)       Schedule F is a true, correct and complete list of the security deposits currently held by Seller under the Leases in effect as of the date hereof.

                                                                  (v)        Schedule G is a tenant arrearage schedule which, to the best of Seller's knowledge, was true, correct and complete in all material respects as of the date set forth thereon.

                                                                  (vi)       Except for the matters set forth on Schedule H, there is no action, suit, litigation, hearing or administrative proceeding pending against Seller, or, to Seller's knowledge, threatened with respect to all or any portion of the Premises in each case which is not or would not be covered by insurance or which would have a material adverse effect on the use or operation of Premises.

                                                                  (vii)      There are no condemnation or eminent domain proceedings pending, or to Seller's knowledge, threatened against the Premises.

                                                                  (viii)     To the best of Seller's knowledge, Seller has not received any written notice relating to the Property (i) in connection with the existence of any substance or material that is described as a toxic or hazardous substance, waste or material, or words or similar impact ("Hazardous Substances"), (ii) of the existence of any underground storage tanks at the Property, or (iii) which notice states that Seller has failed to comply with any federal, state and local laws, ordinances, rules and regulations which relate to or regulate human health or safety, or environmental conditions, or protect the environment, or pollution or contamination of the air, soil, surface water, groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq. ("CERCLA") and other statutes of similar import (collectively "Environmental Laws").

                                                                  (ix)       All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, member, creditor, investor, judicial or administrative body, authority or other party is required which has not been obtained to permit Seller to enter into this Agreement and consummate the transactions contemplated hereby.

                                                                  (x)       The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.

                                                                  (xi)      The Property is not subject to any letters of intent, agreements of sale, or any options or other rights of third parties to acquire any interest therein (except pursuant to this Agreement).

                                                                  (xii)     Any "employee pension benefit plan" and "employee welfare benefit plan" of Seller has been maintained and operated in compliance in all material respects with their terms and with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended ("IRC"), all regulations, rulings and other authority issued thereunder, and all other applicable governmental laws and regulations, including the filing of applicable reports, documents, and notices with the Secretary of Labor or the Secretary of the Treasury and the furnishing of documents to the participants and beneficiaries of each such plan. To Seller's knowledge, no "prohibited transaction" or "accumulated funding deficiency" or "reportable event" has occurred with respect to any "single employer plan" or Seller. Seller has never been included in a "multi-employer plan" as to which it would have liability if it were to withdraw therefrom (as each of the quoted terms is defined or used in ERISA and the IRC).

                                                                  (xiii)    Except as set forth on Schedule I, there are no CBA's or other employment agreements, written or unwritten, to which Seller is a party and relating to the Premises. To Seller's actual knowledge, all employee benefits and all outstanding grievances are set forth in Schedule I.

                                                                  (xiv)    Except as otherwise described in this Agreement, to Seller's actual knowledge, the Seller has no contractual obligations which will have a material adverse effect on the Property.

                                                                  (xv)     To Seller's actual knowledge, there are no unsatisfied written requests for material repairs, restorations or improvements from any insurance carrier providing coverage at the Property or governmental authority relating to the Property. To Seller's actual knowledge, Seller has not received any written notice from any insurer providing coverage at the Property of any defects or inadequacies in any part of the Property which would materially and adversely affect its insurability, or written notice of any claims of any governmental agency to the effect that the construction, operation or use of any of the Property is in violation of any applicable law, ordinance, rule, regulation or order.

                                                                  (xvi)    To Seller's actual knowledge, Seller is not in default in respect of any of its material contractual obligations pertaining to the Property (including, but not limited to, such obligations under the Contracts or Leases).

                                                                  (xvii)    To Seller's actual knowledge, no person has any title, interest or right to possession of any portion of the Property as a lessee, tenant or concessionaire of Seller except as shown on Schedule D.

                                                                  (xviii)    Schedule C is a current list of all Employees and their current compensation and accrued benefits.

                                                                   (xix)     Intentionally Omitted

                                                                   (xx)      To Seller's actual knowledge, the Operating Statements delivered to Purchaser are true and accurate in all material respects.

Any and all uses of the phrase, "to the best of the Seller's knowledge" or other references to Seller's knowledge in this Agreement shall mean the actual, present, conscious knowledge of Jeffrey Bramson (the "Seller Knowledge Individual") as to a fact at the time given without investigation or inquiry. Without limiting the foregoing, Purchaser acknowledges that the Seller Knowledge Individual has not performed and is not obligated to perform any investigation or review of any files or other information in the possession of Seller, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Seller set forth in this Agreement. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individual or of any other individual or entity, shall be imputed to the Seller Knowledge Individual.

                        The representations and warranties of Seller contained in this Section 11(c) (other than Section 11(c)(i) which shall survive the Closing without limitation hereunder) shall survive the Closing for three hundred sixty (360) days following the Closing Date (the "Limitation Period"). Each such representation and warranty shall automatically be null and void and of no further force and effect on the 361st day following the Closing Date unless, prior to such 361st day, Purchaser shall have provided Seller with a notice alleging that Seller shall be in breach of such representation or warranty and specifying in reasonable detail the nature of such breach. Purchaser shall allow Seller 30 days after its notice within which to cure such breach or if such breach cannot be cured within such 30 day period, and Seller notifies Purchaser it wishes to extend its cure period (the "Cure Extension Notice"), such additional reasonable period of time as is required to cure the same so long as such cure has been commenced within such 30 day period and is being diligently pursued to completion, but in no event shall it be extended beyond a ninety (90) day period. If Seller fails to cure such breach after written notice thereof, Purchaser's sole remedy shall be to commence a legal proceeding against Seller alleging that Seller shall be in breach of such representation or warranty and that Purchaser shall have suffered actual damages as a result thereof (a "Proceeding"), which Proceeding must be commenced, if at all within sixty (60) days after the expiration of the Limitation Period, provided, however, that if within the Limitation Period, Purchaser gives Seller written notice of such a breach and Seller sends a Cure Extension Notice, then Purchaser shall have until the date which is ninety (90) days after the date Seller notifies Purchaser it has ceased endeavoring to cure such breach, to commence such Proceeding. If Purchaser shall have timely commenced a Proceeding and a court of competent jurisdiction shall, pursuant to a final, non-appealable order in connection with such Proceeding, determine that (1) Seller was in breach of any of the applicable representation or warranty as of the date of this Agreement and (2) Purchaser suffered actual damages (the "Damages") by reason of such breach and (3) Purchaser did not have actual knowledge of such breach on or prior to the Closing Date, then Purchaser shall be entitled to receive an amount equal to the Damages. Any such Damages, subject to the limitations contained herein, shall be paid within thirty (30) days following the entry of such final, non-appealable order and delivery of a copy thereof to Seller. In the event that Seller shall be in breach of any of the Representations, Purchaser shall have no recourse to the property or other assets of Seller or any of the other Exculpated Parties, other than the net sale proceeds from the sale of the Property and Purchaser's sole remedy, in such event, shall be as described above. Seller shall use sound accounting and legal practices in connection with any of its contingent obligations that may arise subsequent to the Closing.

                                                   (d)     The representations and warranties of Seller set forth in Section 11(c) are subject to the following limitation: subject to Section 9(b), Seller does not represent or warrant that any particular Lease or Contract will be in force or effect as of the Closing or that the tenants or contractors thereunder, as applicable, will not be in default thereunder.

                                                   (e)     Each of the provisions of Section 11 shall survive the Closing, but such survival shall be limited, in the case of the representations and warranties set forth in Section 11(c) (other than Section 11(c)(i) ), to the extent set forth therein. The provisions of Sections 11(a) and 11(b) shall be deemed incorporated by reference and made a part of all documents or instruments delivered by Seller to Purchaser in connection with the sale of the Property.

                                                   (f)      Purchaser hereby represents and warrants to Seller as of the date hereof and as of Closing that:

                                                             (i)        Purchaser has full power and authority to enter into and perform this Agreement in accordance with its terms and this Agreement and all documents executed by Purchaser which are to be delivered to Seller at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Purchaser and are, and at the time of Closing will be the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

                                                             (ii)        Purchaser is not acquiring the Property with the assets of an employee benefit plan (as defined in Section 3(3) of ERISA, or, if plan assets will be used to acquire the Property, Purchaser will deliver to Seller at Closing a certificate containing such factual representations as shall permit Seller and its counsel to conclude that no prohibited transaction would result from the consummation of the transactions contemplated by this Agreement. Purchaser is not a "party in interest" within the meaning of Section 3(3) of ERISA with respect to any beneficial owner of Seller.

                                                     (g)    Except with respect to any claims arising out of any breach of covenants, representations or warranties set forth in Section 11(c) above or any indemnifications of Seller under this Agreement, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its employees, agents, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Purchaser has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters.

                                                     (h)    Seller's liability for breach of any covenant, representation or warranty of Seller contained in this Agreement and in any document executed by Seller pursuant to this Agreement, including any instruments delivered at Closing, shall be limited to claims in excess of an aggregate of One Hundred Thousand Dollars ($100,000) and Seller's aggregate liability for claims arising out of any such covenants, representations and warranties shall not exceed Five Million Dollars ($5,000,000.00).

                                        12.       DAMAGE AND DESTRUCTION.

                                                     (a)    If all or any part of the Building is damaged by fire or other casualty occurring following the date hereof and prior to the Closing Date, whether or not such damage affects a material part of the Building, then:

                                                             (i)    if the estimated cost of repair or restoration is less than or equal to $2,000,000.00 and if the estimated time to substantially complete such repair or restoration is six (6) months or less, neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage. In such event, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Premises on account of said physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty and Purchaser shall receive a credit from the cash due at Closing for the amount of the deductible on such casualty insurance policy less any out of pocket amounts reasonably and actually expended by Seller to remedy any unsafe conditions at the Property, in no event to exceed the amount of the loss. In the event such amount reasonably spent by Seller to remedy unsafe conditions shall exceed the amount of the deductible on such casualty insurance policy, then Purchaser shall deliver such excess amount to Seller, within five (5) business days of its receipt of any casualty insurance proceeds received on account of such casualty.

                                                             (ii)    if the estimated cost of repair or restoration exceeds $2,000,000.00 or if the estimated time to substantially complete such repair or restoration exceeds six (6) months, Purchaser shall have the option, exercisable within twenty (20) days after receipt of notice of the occurrence of such fire or other casualty, time being of the essence, to terminate this Agreement by delivering notice thereof to Seller, whereupon the Deposit (together with any interest accrued thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except for such provisions which are expressly provided in this Agreement to survive the termination hereof. If a fire or other casualty described in this clause (ii) shall occur and Purchaser shall not timely elect to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage and, in such event, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Premises on account of said physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty and Purchaser shall receive a credit from the cash due at Closing for the amount of the deductible on such casualty insurance policy less any out of pocket amounts reasonably and actually expended by Seller to remedy any unsafe conditions at the Property, in no event to exceed the amount of the loss. In the event such amount reasonably spent by Seller to remedy unsafe conditions shall exceed the amount of the deductible on such casualty insurance policy, then Purchaser shall deliver such excess amount to Seller, within five (5) business days of its receipt of any casualty insurance proceeds received on account of such casualty.

                                                      (b)    The estimated cost to repair and/or restore and the estimated time to complete contemplated in subsection (a) above shall be established by estimates obtained by Seller from independent contractors, subject to Purchaser's review and reasonable approval of the same and the provisions of Section 12(c) below. The Closing Date may be extended up to a maximum extension of ninety (90) days, as reasonably required to obtain such estimates (including the resolution of any arbitration required pursuant to paragraph (c)), determine the availability and amount of insurance proceeds and give the notices required under this Section. Seller and Purchasers shall cooperate and exercise due diligence to obtain damage estimation and insurance proceeds.

                                                      (c)    The provisions of this Section 12 supersede any applicable provisions of the Uniform Vendor and Purchaser Risk Act of the State of Illinois and any other law applicable to the Premises governing the affect of fire or other casualty in contracts for real property. Any disputes under this Section 12 as to the cost of repair or restoration or the time for completion of such repair or restoration shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five days after a dispute arises, then either party may request the office of the American Arbitration Association located in Chicago, Illinois, to designate an arbitrator. Such arbitrator shall be an independent architect or engineer having at least ten (10) years of experience in the construction of office buildings in Chicago, Illinois. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such Arbitrator shall be borne equally by Seller and Purchaser.

                                        13.    CONDEMNATION.

                                                  (a)    If, prior to the Closing Date, any part of the Premises is taken (other than a temporary taking), or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Premises of its intention to take, by eminent domain proceeding, any part of the Premises (a "Taking"), then:

                                                          (i)    if such Taking involves less than or equal to ten percent (10%) of the rentable area of the Building as determined by an independent architect chosen by Seller (subject to Purchaser's review and reasonable approval of such determination and the provisions of Section 13(b)), neither party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable out of pocket actual expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

                                                          (ii)   if such Taking involves more than ten percent (10%) of the rentable area of the Building as determined by an independent architect chosen by Seller (subject to Purchaser's review and reasonable approval of such determination and the provisions of Section 13(b)), Purchaser shall have the option, exercisable within twenty (20) days after receipt of notice of such Taking, time being of the essence, to terminate this Agreement by delivering notice thereof to Seller, whereupon the Deposit (together with any interest earned thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof. If a Taking described in this clause (ii) shall occur and Purchaser shall not timely elect to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable out of pocket actual expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

                                                  (b)    The provisions of this Section 13 supersede any law applicable to the Premises governing the affect of condemnation in contracts for real property. Any disputes under this Section 13 as to whether the Taking involves more than ten percent (10%) of the rentable area of the Building shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five days after a dispute arises, then either party may request the office of the American Arbitration Association located in Chicago, Illinois, to designate an arbitrator. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of office buildings in Chicago, Illinois. The costs and expenses of such Arbitrator shall be borne equally by Seller and Purchaser.

                                        14.    BROKERS AND ADVISORS.

                                                  (a)    Purchaser represents and warrants to Seller that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each a "Broker") in connection with this Agreement or the transactions contemplated hereby other than Jones Lang LaSalle Americas, Inc. and Deutsche Bank (collectively, "Seller's Broker"). Purchaser hereby agrees to indemnify, defend and hold Seller and the other Seller Related Parties harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys' fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by Broker (other than Seller's Broker) engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby.

                                                  (b)    Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker (other than Seller's Broker) in connection with this Agreement or the transactions contemplated hereby. Seller hereby agrees to indemnify, defend and hold Purchaser and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing, harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys' fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (including Seller's Broker) engaged by or claiming to have dealt with Seller in connection with this Agreement or the transactions contemplated hereby.

                                                  (c)    The provisions of this Section 14 shall survive the termination of this Agreement or the Closing.

                                          15.    TAX REDUCTION PROCEEDINGS.

                                          Seller may file and/or prosecute an application for the reduction of the assessed valuation of the Premises or any portion thereof for real estate taxes or a refund of Property Taxes previously paid (a "Tax Certiorari Proceeding") for the City of Chicago and County of Cook for calendar year 2000 payable in the year 2001 (the "2000 Tax Year") and for the calendar year 2001 payable in the year 2002 (the "2001 Tax Year"). Seller shall have the right to withdraw, settle or otherwise compromise Tax Certiorari Proceedings affecting real estate taxes assessed against the Premises (i) for any calendar period prior to the 2001 Tax Year without the prior consent of Purchaser and (ii) for the 2001 Tax Year provided both Seller and Purchaser must cooperate with each other and mutually agree on the handling of the 2001 Tax Year appeal. The amount of any tax refunds (net of attorneys' fees and other costs of obtaining such tax refunds) with respect to any portion of the Premises for the tax year in which the Apportionment Date occurs shall be apportioned between Seller and Purchaser as of the Apportionment Date with an allocation of the portion thereof which must be returned to tenants pursuant to the terms of the Leases; Seller hereby agreeing to be responsible for the return of such refund to such tenants for the period up to and including the Apportionment Date and Purchaser having such obligation for the return of such refunds attributable to the period from and after the Closing Date. If, in lieu of a tax refund, a tax credit is received with respect to any portion of the Premises for the tax year in which the Apportionment Date occurs, then (x) within thirty (30) days after receipt by Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of attorneys' fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Seller and Purchaser, and (y) upon realization by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Seller an amount equal to the savings realized (as apportioned). All refunds, credits or other benefits applicable to any fiscal period prior to the 2001 Tax Year shall belong solely to Seller (and Purchaser shall have no interest therein) and, if the same shall be paid to Purchaser or anyone acting on behalf of Purchaser, same shall be paid to Seller within five (5) days following receipt thereof and, if not timely paid, with interest thereon from the fifth day following such receipt until paid to Seller at a rate equal to the Default Rate. The provisions of this Section 15 shall survive the Closing.

                                          16.    TRANSFER TAXES AND TRANSACTION COSTS.

                                                   (a)    At the Closing, Seller and Purchaser shall execute, acknowledge, deliver and file all such returns as may be necessary to comply with (i) any applicable Illinois state transfer taxes, (ii) any applicable City of Chicago transfer taxes, and (iii) any applicable Cook County transfer taxes (collectively, as the same may be amended from time to time, the "Transfer Tax Laws").

                                                   (b)    [Intentionally Omitted]

                                                   (c)    Seller shall be responsible for (i) the costs of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Property, (ii) the State of Illinois and Cook County transfer taxes described above, (iii) one-half (1/2) of all escrow or closing fees, (iv) the cost of the basic owner's title insurance policy, excluding endorsements, (v) the cost of the basic survey update, and (vi) any recording fees relating to its obligations to remove Title Objections.

                                                   (d)    Except as otherwise provided above, Purchaser shall be responsible for (i) City of Chicago transfer taxes described above, (ii) the costs and expenses associated with its due diligence, (iii) the costs and expenses of its legal counsel, advisors and other professionals employed by it in connection with the sale of the Property, (iv) all endorsements to the basic owner's title insurance policy, (v) all costs and expenses incurred in connection with any financing obtained by Purchaser, including without limitation, loan fees, mortgage recording taxes, financing costs and lender's legal fees, (vi) one half (1/2) of all escrow or closing fees, and (vii) any recording fees for documentation to be recorded in connection with the transactions contemplated by this Agreement.

                                                   (e)    The provisions of this Section 16 shall survive the Closing.

                                          17.    DELIVERIES TO BE MADE ON THE CLOSING DATE.

                                                   (a)    Seller's Documents and Deliveries: On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the following:

                                                            (i)    A duly executed and acknowledged Special Warranty Deed in the form of Exhibit 2;

                                                            (ii)    A duly executed Bill of Sale in the form of Exhibit 3;

                                                            (iii)    Originals or, if unavailable, copies, of the Leases and Contracts then in effect;

                                                            (iv)    Letters to all tenants under the Leases in the form of Exhibit 4;

                                                            (v)    Originals or, if unavailable, copies, of plans and specifications, technical manuals and similar materials for the Building to the extent same are in Seller's possession;

                                                            (vi)    A duly executed certification as to Seller's nonforeign status as prescribed in Section 21, in the form of Exhibit 5;

                                                            (vii)   The cash security deposits (together with interest accrued thereon less any permitted administrative fee) and letters of credit held by Seller as security under the Leases, but only to the extent the same have not been applied in accordance with the Leases or returned to tenants and relate to tenants pursuant to Leases then in effect (the "Transferred Security Deposits");

                                                            (viii)   Originals or, if unavailable, copies, of all books and records relating to the operation of the Premises and maintained by Seller during Seller's ownership thereof and, in Seller's possession;

                                                            (ix)    Originals or, if unavailable, copies, of all permits, licenses and approvals relating to the ownership, use or operation of the Premises, to the extent in Seller's possession;

                                                             (x)    Keys and combinations in Seller's possession relating to the operation of the Premises;

                                                             (xi)   Originals of the tenant estoppels obtained pursuant to Section 36;

                                                             (xii)  The Representation Update.

                                          Seller shall be deemed to have delivered the items set forth in clauses (iii), (v), (viii), (ix) and (x) above if the same are left in the Building management office on the Closing Date.

                                                   (b)    Purchaser's Documents and Deliveries: On the Closing Date, Purchaser, shall deliver or cause to be delivered to Seller, payment of the balance of the Purchase Price payable at the Closing, as adjusted for apportionments under Section 7, in the manner required under this Agreement.

                                                   (c)    Jointly Executed Documents: Seller and Purchaser shall, on the Closing Date, each execute, acknowledge (as appropriate) and exchange the following documents:

                                                           (i)    The returns required under the Transfer Tax Laws, if any, and any other tax laws applicable to the transactions contemplated herein;

                                                           (ii)    An Assignment and Assumption of Leases and Contracts in the form of Exhibit 6;

                                                           (iii)    A General Assignment and Assumption Agreement in the form of Exhibit 7;

                                                           (iv)    Intentionally Omitted; and

                                                           (v)    Any other affidavit, document or instrument required to be delivered by Seller or Purchaser pursuant to the terms of this Agreement.

                                          18.    CLOSING DATE.

                                                   (a)    The closing (the "Closing") of the transactions contemplated hereunder shall occur, and the documents referred to in Section 17 shall be delivered upon tender of the Purchase Price provided for in this Agreement, at 10:00 a.m. on June 15, 2001 (such date, or the date Seller sets for the Closing if Seller shall elect to extend this date pursuant to the terms of this Agreement, the "Scheduled Closing Date"; the actual date of the Closing, the "Closing Date"), at the offices of the Company. The Closing shall occur by mail and shall be effectuated by means of an escrow closing by delivering all closing documents and the payment of the Purchase Price to the Company pursuant to an escrow agreement satisfactory to both Seller and Purchaser.

                                                   (b)    Purchaser shall have the one time right to extend the Scheduled Closing Date from the date specified in Section 18(a) above (i.e., June 15, 2001) to on or before June 28, 2001 ("Purchaser's Outside Closing Date"), upon the following terms and conditions:

                                                             (i)    Seller shall receive written notice of any such election by Purchaser so as to extend the Scheduled Closing Date (a "Closing Date Extension Notice") no later than 5:00 p.m., Eastern Standard Time on June 8, 2001; and

                                                             (ii)    Concurrently with Purchaser's delivery of the Closing Date Extension Notice, Purchaser shall deliver the Extension Deposit to Escrow Agent as provided in Section 4(a)(ii) above.

                                                 (c)    Time is of the essence as to the Purchaser's obligation to close the transactions contemplated hereunder by Purchaser's Outside Closing Date (or, if Seller shall have extended the Scheduled Closing Date pursuant to the terms of this Agreement so as to occur on such Scheduled Closing Date so designated by Seller).

                                        19.    NOTICES.

                                        All notices, demands, requests or other communications (collectively, "Notices") required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) facsimile transmission (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (d) personal delivery, addressed as follows:

                                        (i)    If to Seller:

                                                 TST 233 N. Michigan, L.L.C

                                                 c/o Tishman Speyer Properties, L.P.

                                                 500 West Monroe Street, Suite 2700

                                                 Chicago, Illinois 60661

                                                 Attention: Robert S. de Leeuw

                                                 Fax: (312) 207-1123

                            with a copy to

                                                 Tishman Speyer Properties

                                                 520 Madison Avenue

                                                 New York, New York 10022

                                                 Attention: General Counsel

                                                 Fax: (212) 935-8239

                                      and

                                                 Schulte Roth & Zabel LLP

                                                 919 Third Avenue

                                                 New York, New York 10022

                                                 Attention: Jeffrey A. Lenobel, Esq.

                                                 Fax: (212) 593-5955

                                        (ii)    If to Purchaser:

                                                 Parkway Properties, LP

                                                 One Jackson Place

                                                 188 East Capitol Street, Suite 1000

                                                 Jackson, Mississippi 39201

                                                 Attention: Jim Ingram

                                                 Fax: (601) 949-4077

                                      with a copy to:

                                                 Forman, Perry, Watkins, Krutz & Tardy PLLC

                                                 One Jackson Place, Suite 1200

                                                 188 East Capitol Street

                                                 Jackson, Mississippi 39201

                                                 Attention: Steven M. Hendrix

                                                 Fax: (601) 960-8609

                                    Any Notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt. A Notice may be given either by a party or by such party's attorney. Seller or Purchaser may designate, by not less than five (5) business days' notice given to the others in accordance with the terms of this Section 19, additional or substituted parties to whom Notices should be sent hereunder.

                                    20.    DEFAULT BY PURCHASER OR SELLER.

                                             (a)    If (i) Purchaser shall default in the payment of the Purchase Price or if Purchaser shall default in the performance of any of its other obligations to be performed on the Closing Date, or (ii) Purchaser shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (ii) only, such default shall continue for five (5) business days after notice to Purchaser, Seller's sole remedy by reason thereof shall be to terminate this Agreement and, upon such termination, Seller shall be entitled to retain the Deposit (and any interest earned thereon) as liquidated damages for Purchaser's default hereunder, it being agreed that the damages by reason of Purchaser's default are difficult, if not impossible, to ascertain, and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof. If Seller properly terminates this Agreement pursuant to a right given to it hereunder and Purchaser takes any action which interferes with Seller's ability to sell, exchange, transfer, lease, dispose of or finance the Property or take any other actions with respect thereto (including, without limitation, the filing of any lis pendens or other form of attachment against the Property), then the named Purchaser (and any permitted assignee of Purchaser's interest hereunder) shall be liable for all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements and consequential damages) incurred by Seller by reason of such action to contest by Purchaser.

                                             (b)    If (x) Seller shall default in any of its obligations to be performed on the Closing Date or (y) Seller shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (y) only, such default shall continue for five (5) business days after notice to Seller, Purchaser as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of its counsel) shall have the right subject to the other provisions of this Section 20(b) (i) to seek to obtain specific performance of Seller's obligations hereunder, provided that any action for specific performance shall be commenced within sixty (60) days after such default, and if Purchaser prevails thereunder, Seller shall reimburse Purchaser for all reasonable legal fees, court costs and all other reasonable costs of such action or (ii) to receive a return of the Deposit (together with any interest earned thereon), it being understood that if Purchaser fails to commence an action for specific performance within sixty (60) days after such default, Purchaser's sole remedy shall be to receive a return of the Deposit (together with any interest earned thereon). If Purchaser elects to seek specific performance of this Agreement, then as a condition precedent to any suit for specific performance, Purchaser shall on or before the Closing Date, time being of the essence, fully perform all of its obligations hereunder which are capable of being performed (other than the payment of the Purchase Price, which shall be paid as and when required by the court in the suit for specific performance). Upon such return and delivery, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. Notwithstanding the foregoing, Purchaser shall have no right to seek specific performance, if Seller shall be prohibited from performing its obligations hereunder by reason of any law, regulation, or other legal requirement applicable to Seller.

                                             (c)    Notwithstanding the provisions of Section 20(b) to the contrary, in lieu of any suit for specific performance referred to in Section 20(b) above, and in addition to the return of the Deposit to Purchaser upon the termination of this Agreement, Purchaser shall be entitled to a "break-up" fee in the amount of $250,000.00 if Seller willfully defaults in its obligations under this Agreement after Purchaser has fully complied with all of its obligations under this Agreement so that Purchaser would have been in a position to consummate the transactions contemplated in this Agreement but for Seller's willful default.

                                             (d)    The provisions of this Section 20 shall survive the termination hereof.

                                    21.    FIRPTA COMPLIANCE.

                                    Seller shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Internal Revenue Code of 1986 (as amended, "FIRPTA"). Seller acknowledges that Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Purchaser that withholding of tax is not required upon the disposition of a United States real property interest by Seller, Seller hereby represents and warrants that Seller is not a foreign person as that term is defined in the Internal Revenue Code and Income Tax Regulations. On the Closing Date, Seller shall deliver to Purchaser a certification as to Seller's non-foreign status in the form of Exhibit 5, and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith.

                                    22.    ENTIRE AGREEMENT.

                                    This Agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into this Agreement. The provisions of this Section 22 shall survive the Closing or the termination hereof.

                                    23.    AMENDMENTS.

                                    This Agreement may not be changed, modified or terminated, except by an instrument executed by Seller and Purchaser. The provisions of this Section 23 shall survive the Closing or the termination hereof.

                                    24.    WAIVER.

                                    No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply. The provisions of this Section 24 shall survive the Closing or the termination hereof.

                                    25.    PARTIAL INVALIDITY.

                                    If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. The provisions of this Section 25 shall survive the Closing or the termination hereof.

                                    26.    SECTION HEADINGS.

                                    The headings of the various sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. The provisions of this Section 26 shall survive the Closing or the termination hereof.

                                    27.    GOVERNING LAW.

                                    This Agreement shall be governed by the laws of the State of Illinois without giving effect to conflict of laws principles thereof. The provisions of this Section 27 shall survive the Closing or the termination hereof.

                                    28.    PARTIES; ASSIGNMENT AND RECORDING.

                                             (a)    This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller and Purchaser and their respective successors and permitted assigns; provided that none of the representations or warranties made by Seller hereunder shall inure to the benefit of any person or entity that may, after the Closing Date, succeed to Purchaser's interest in the Property.

                                             (b)    Purchaser may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder or any of the direct or indirect ownership interests in Purchaser, without first obtaining Seller's consent thereto. Notwithstanding the foregoing, Purchaser shall have the one-time right to assign this Agreement to any entity that Purchaser shall (x) control and (y) own at least 51% of the direct or indirect interests in such entity (any such entity, herein "Purchaser's Assignee"), without consent of Seller, provided that within ten (10) business days prior to Closing, Purchaser delivers to Seller the identity of Purchaser's Assignee, together with the necessary organizational documents verifying the information contained herein and all necessary assignment documentation. Additionally, Purchaser shall not be released of any of its rights or obligations hereunder unless Purchaser's Assignee, assumes such rights and obligations hereunder.

                                             (c)    Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller's consent thereto.

                                             (d)    The provisions of Section 28(a) and 28(c) shall survive the Closing or the termination hereof. The provisions of Section 28(b) shall survive the termination hereof.

                                    29.    CONFIDENTIALITY AND PRESS RELEASES.

                                             (a)    Until the Closing, Purchaser and Seller and their respective partners, members, attorneys, agents, employees and consultants will treat the information disclosed to them, or otherwise gained through access to the Property and books and records, as confidential, giving it the same care as their own confidential information, and make no use of any such disclosed information not independently known to them except in connection with the transactions contemplated hereby. In the event of a termination, the party who received such information shall promptly return copies of all such confidential information to the disclosing party.

                                             (b)    Prior to the Closing Date, Purchaser and Seller shall confer and agree on a press release to be issued jointly by Purchaser and Seller disclosing the transaction and the appropriate time for making such release. Neither Purchaser nor Seller shall issue any press releases (or other public statements) with respect to the transaction contemplated in this Agreement without approval of the other party, which approval may be withheld in its sole and absolute discretion, but not if required by law.

                                             (c)    The provisions of Section 29(a) shall survive the termination of this Agreement and the provisions of Section 29(b) shall survive the termination hereof or the Closing.

                                    30.    FURTHER ASSURANCES.

                                    Seller and Purchaser will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required by the other party, for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Property and for carrying out the intentions or facilitating the consummation of this Agreement. The provisions of this Section 30 shall survive the Closing.

                                    31.    THIRD PARTY BENEFICIARY.

                                    This Agreement is an agreement solely for the benefit of Seller and Purchaser (and their permitted successors and/or assigns). No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein. The provisions of this Section 31 shall survive the Closing or the termination hereof.

                                    32.    JURISDICTION AND SERVICE OF PROCESS.

                                    The parties hereto agree to submit to personal jurisdiction in the State of Illinois in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Illinois and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by registered or certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. Purchaser hereby irrevocably designates CT Corporation System, 208 South LaSalle Street, Chicago, Illinois as its agent for service of process in connection with any matter relating to this Agreement. The provisions of this Section 32 shall survive the Closing or the termination hereof.

                                    33.    WAIVER OF TRIAL BY JURY.

                                    Seller and Purchaser hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this agreement. The provisions of this Section 33 shall survive the closing or the termination hereof.

                                    34.    MISCELLANEOUS.

                                             (a)    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument.

                                             (b)    Except as otherwise provided herein, any consent or approval to be given hereunder (whether by Seller or Purchaser) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing. Except as otherwise expressly provided herein, any consent or approval requested of Seller or Purchaser may be withheld by Seller or Purchaser in its sole and absolute discretion.

                                             (c)    The provisions of this Section 34 shall survive the Closing or the termination hereof.

                                    35.    ATTORNEYS' FEES.

                                    In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred herein by the successful party in and as part of the judgment rendered in such litigation.

                                    36.    ADDITIONAL CONDITIONS TO CLOSING.

                                             (a)    (i)    Tenant Estoppels. Seller shall request a tenant estoppel certificate in the form of Exhibit 9 from each of the tenants at the Property as of the date hereof. It shall be a condition precedent to Purchaser's obligations hereunder that Seller deliver executed tenant estoppel certificates from (x) the following tenants: (A) General Services Administration ("GSA"), (B) United Healthcare Services, Inc., (C) Young & Rubicam, Inc., (D) Seven Worldwide, Inc. ("Seven Worldwide"), (E) Worldbook, Inc., (F) CB Richard Ellis, Inc., (G) CCC Information Services Group, Inc., (H) The CIT Group, Inc. and (I) BDO Seidman, LLP, and (y) tenants occupying at least 80% in the aggregate of the leased square footage at the Property on the date hereof, adjusted in accordance with the following sentence. The foregoing 80% is inclusive of the space occupied by the tenants referred to in clause (x) above, but exclusive of the MarchFirst Space (hereinafter defined)). The estoppel certificates shall be substantially in the form required in the preceding sentence or in such other form as is required by the terms of the tenants' respective Leases (subject to (a) non-material modification thereof, (b) such tenant making note of items which constitute Permitted Encumbrances or items which Seller otherwise agrees to discharge and (c) modifications thereof to conform the same to the leases or other information delivered to Purchaser during the Due Diligence Period). In the event that any two (2) tenant estoppel certificates referred to in clause (x) hereof are not delivered in accordance herewith, Seller shall deliver a Seller estoppel certificate, in substantially the form attached hereto as Exhibit 11. Any estoppel certificate from the Seller shall by its terms survive for 360 days following the Closing Date, and shall be subject to the same limitations with respect to making claims for miscertification as set forth in Section 11 for claims which are made for breach of a representation of Seller under Section 11(c). If at any time after Seller's delivery of an estoppel certificate with respect to a Lease, Purchaser shall receive a tenant estoppel certificate with respect thereto and materially consistent with the terms thereof, then such Seller estoppel certificate shall be deemed null and void and of no further force and effect and be replaced by such tenant's estoppel certificate.

                                                     (ii)    It shall be a condition precedent to Purchaser's obligations to effect a closing hereunder that any tenant estoppel received does not contain information which: (x) if accurate would cause any of the representations or warranties made by Seller herein on the date of this Agreement to be false or inaccurate in any material respect as of the date of this Agreement, (y) reflects a material breach by Seller of any of its covenants herein or (z) with respect to information not disclosed to Purchaser prior to the expiration of the Due Diligence Period, which Purchaser has not approved (or deemed to have approved) pursuant to the terms hereof, causes there to be a material adverse effect on the value of the Premises, provided, that in the event any tenant estoppels are received which would give rise to Purchaser's rights under this paragraph (ii) not to effect a Closing hereunder, Purchaser shall notify Seller thereof promptly after its receipt of such estoppel, in which case Seller shall have up to an additional thirty (30) days after such notice from Purchaser to attempt to satisfy the condition precedent set forth herein, including, if Seller so elects, by extending the Scheduled Closing Date, if necessary.

                                             (b)    Representation Update. At the Closing, Seller shall deliver an instrument (the "Representation Update") advising Purchaser in what respects Seller's representations set forth in this Agreement are inaccurate as of the Closing Date. It shall be a condition precedent to Purchaser's obligations to effect a Closing hereunder that such Representation Update shall not contain information which: (x) causes any of the representations or warranties made by Seller herein on the date of this Agreement to be false or inaccurate in any material respect as of the date of this Agreement, (y) reflects a material breach of any of Seller's covenants contained herein, or (z) with respect to information not disclosed to Purchaser prior to the expiration of the Due Diligence Period, which Purchaser has not approved (or deemed to have approved) pursuant to the terms hereof, causes there to be a material adverse effect on the value of the Premises, provided that in the event any Representation Update shall give rise to Purchaser's rights under this paragraph (b) not to effect a Closing hereunder, Purchaser shall advise Seller of the reasons therefor and Seller shall have up to and additional thirty (30) days to attempt to satisfy the condition precedent set forth herein, including, if Seller so elects, by extending the Scheduled Closing Date, if necessary.

                                    37.    INDEMNITIES.

                                             (a)    Except as otherwise provided in Section 3(e), Seller shall indemnify Purchaser and hold Purchaser harmless from and against any claims, losses, damages, costs, expenses and liabilities including, without limitation, reasonable attorneys' fees and costs, arising out of any injuries to persons or damages to property occurring during its period of ownership of the Property, including, without limitation, the litigation referred to in Schedule H. Purchaser shall indemnify Seller and hold Seller harmless from and against any claims, losses, damages, costs, expenses and liabilities including, without limitation, reasonable attorneys' fees and costs, arising out of any injuries to persons or damages to property occurring during its period of ownership of the Property.

                                             (b)    Except as otherwise expressly provided in Section 7(h) hereof (which provision is not modified in any way by the following indemnity), Seller agrees to protect, indemnify, defend and hold Purchaser harmless from and against all claims, losses, damages, costs, expenses, obligations and liabilities (including, without limitation, reasonable attorneys' fees) arising out of or relating to, directly or indirectly, in whole or in part, the Leases and the Contracts, prior to the date hereof. Except as otherwise expressly provided in Section 7(h) hereof (which provision is not modified in any way by the following indemnity), Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against all claims, losses, damages, costs, expenses, obligations and liabilities (including, without limitation, reasonable attorneys' fees) arising out of or relating to, directly or indirectly, in whole or in part, the Leases and the Contracts, from and after the Closing Date.

                                             (c)    The provisions of this Section 37 shall survive the Closing.

                                    38.    ADDITIONAL CONDITIONS TO CLOSING.

                                             (a)    Tishman Speyer/Travelers Real Estate Venture, L.P. (the "Guarantor") shall irrevocably and unconditionally guaranty to Purchaser the timely payment of Fixed Rent and Additional Rent (as defined in that certain lease between Seller, as landlord, and MarchFirst, Inc. ("MarchFirst"), as tenant, dated April 14, 2000 (the "MarchFirst Lease")), such payment to be made pursuant to and in accordance with the terms of Section 2.3, Article 7, Sections 15.1, 15.4, 15.5 and Article 16 of the MarchFirst Lease. Seller acknowledges that pursuant to and in accordance with Section 2.3 of the MarchFirst Lease, the Fixed Rent is payable on the first day of each month. The guaranty shall be for a period commencing on the Closing Date and expiring on the date which is thirty (30) months following the Closing Date (the " Guaranty Period"), in accordance with the terms of a post closing agreement (the "Guaranty") to be executed at the Closing attached hereto as Exhibit 14. The Guaranty shall incorporate the provisions of this Section 38(a) and shall be reasonably acceptable to Seller and Purchaser. Purchaser shall pay to Seller at Closing, the sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) as consideration for the Guaranty (the "Guaranty Fee"). The Guaranty Fee is subject to adjustment and repayment to Purchaser as set forth below. In the event MarchFirst vacates any portion of its existing leased premises (the "MarchFirst Space"), Guarantor shall be relieved from the obligations under the Guaranty, from time to time, on a dollar for dollar basis, in an amount equal to the rent to be paid under any such replacement leases executed for the MarchFirst Space (individually, a "Replacement Lease" and collectively, the "Replacement Leases") during the Guaranty Period effective on the later date (the "Effectiveness Date") to occur of (i) the commencement date of any such Replacement Lease and (ii) the date the tenant pays the first month's rent pursuant to and in accordance with the Replacement Lease. Accordingly, on the Effectiveness Date, Guarantor shall be relieved from any and all liabilities and obligations under the Guaranty to the extent any payments are due under the respective Replacement Lease. During the Guaranty Period, Seller agrees to pay the proportionate share of any and all tenant improvement, rent concessions and leasing commission costs (the "Replacement Tenant Inducement Costs") for any Replacement Lease presented by TSP (as hereinafter defined). The proportionate share will be calculated as the product of (x) the total amount of Replacement Tenant Inducement Costs and (y) the ratio of the balance of the period of time remaining under the Guaranty Period over the entire term of the Replacement Lease. All such time periods shall be calculated from the commencement date of the Replacement Lease. Any form of payment received from or at the direction of MarchFirst, including, without limitation, insurance proceeds or condemnation awards relating to rent for the MarchFirst Space or payments received to terminate all or any portion of the MarchFirst Lease, will be for the benefit of Guarantor. In no event shall the obligations of Seller or Guarantor be altered as a result of any offsets that MarchFirst is entitled to pursuant to and in accordance with the MarchFirst Lease, provided, however, that Seller's and Guarantor's obligations shall be altered as a result of any offsets that MarchFirst is entitled to pursuant to and in accordance with Articles 11 and 12 of the MarchFirst Lease. Notwithstanding anything to the contrary contained in this Agreement (x), in no event shall the Guaranty be effective beyond the earlier to occur of (I) thirty months from the Closing Date and (II) October 31, 2004 and (y) Seller and Guarantor shall have the sole right to pursue MarchFirst to collect any payments due under the MarchFirst Lease during the Guaranty Period. Such right shall include, but is not limited to, the right of Seller and Guarantor to cause the MarchFirst Lease to be terminated or to cause MarchFirst's possessory right to the MarchFirst Space to be terminated. In no event shall Purchaser have any right or any obligation to pursue MarchFirst to collect any such payments; provided, however, to the extent that the MarchFirst Lease is in effect subsequent to the expiration of the Guaranty Period, Purchaser shall have the right to pursue MarchFirst to collect any payments due under the MarchFirst Lease for all periods occurring subsequent to the Guaranty Period. Following the Closing, Purchaser agrees, at no material cost to Purchaser, to fully cooperate with Seller with respect to any claims Seller or Guarantor may assert against MarchFirst for the period of time prior to the expiration of the Guaranty Period. Guarantor's obligations hereunder are unconditional, irrespective of the enforceability of the MarchFirst Lease.

                                        (b)    Intentionally Omitted.

                                        (c)    Any Replacement Lease, which has a primary lease term of less than five (5) years from the commencement date of such Replacement Lease, without giving effect to any renewal options or early termination rights (except with respect to landlord breaches or defaults) (each, a "Short Term Replacement Lease"), shall entitle Purchaser to a return of a proportionate share of the Guaranty Fee based on the number of square feet leased under such Short Term Replacement Lease as compared to the total square feet of MarchFirst Space (i.e., 138,032 square feet) (the "Guaranty Fee Refund"). Any Guaranty Fee Refund shall be paid by the Guarantor to Purchaser within fifteen (15) business days following the commencement date of any Short Term Replacement Lease. For example, assuming a tenant leases 34,508 square feet pursuant to a Short Term Replacement Lease and leases 69,016 square feet pursuant to a Replacement Lease with a primary term of five (5) or more years and does not lease the remaining 34,508 square feet, the Guaranty Fee Refund payable to Purchaser will be $300,000 (i.e., 25% of the Guaranty Fee).

                                        (d)    (i)    Purchaser shall retain Tishman Speyer Properties L.P. ("TSP") as the exclusive leasing agent for the MarchFirst Space and TSP shall be compensated throughout the Guaranty Period in accordance with TSP's exclusive leasing agreement attached hereto as Exhibit 16. TSP shall keep Purchaser apprised of negotiations with prospective tenants under proposed Replacement Leases and will deliver to Purchaser copies of any proposed letters of intent and all material drafts of proposed Replacement Leases as they are being negotiated between TSP and such proposed tenant. Each Replacement Lease shall be subject to the prior written approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed. Purchaser's reasonable approval of a Replacement Lease shall be based solely on (A) the comparison of the terms of the Replacement Lease with the then current market (including, without limitation, rates, terms and conditions) for comparable space in the central business district of Chicago, Illinois and (B) the creditworthiness of the proposed tenant under the Replacement Lease. Notwithstanding anything to the contrary contained herein, Purchaser shall be deemed to have approved only the economic terms and conditions of two Replacement Leases with (x) Publicis in MidAmerica ("Publicis") substantially on the terms and conditions set forth in that certain term sheet (the "Publicis Term Sheet") attached hereto as Exhibit 13, and (y) Burrell Communications substantially on the same terms and conditions as set forth in that certain term sheet (the "Burrell Term Sheet") attached hereto as Exhibit 14. In addition to the terms and conditions set forth in the Publicis Term Sheet and the Burrell Term Sheet, with respect to the "blended" tenant improvement allowance in the two term sheets of $47 per square foot, Seller agrees to pay $12 per square foot and Purchaser agrees to pay $35 per square foot. Purchaser agrees to respond to any request by Seller for Purchaser's approval of a Replacement Lease within five (5) business days (time being of the essence) after receipt by Purchaser of the proposed Replacement Lease, together with the financial statements of the tenant. In the event the proposed Replacement Lease is modified after its submission by Seller to Purchaser for its approval, Purchaser shall have an additional three (3) business days (time being of the essence) after receipt of Purchaser of such modifications to approve or disapprove the modifications to the Replacement Lease. If Purchaser disapproves the Replacement Lease, Purchaser must set forth in writing the specific reasons for such disapproval during such five (5) business day period or three (3) business day period, as applicable (time being of the essence). If Purchaser shall fail to approve or disapprove the proposed Replacement Lease within such five (5) business day period or three (3) business day period, as applicable (time being of the essence), Purchaser's failure to respond shall be deemed to be Purchaser's approval to such Replacement Lease. Notwithstanding anything to the contrary contained herein, Purchaser shall execute any Replacement Lease that has been approved or deemed approved by Purchaser within two (2) business days of such approval (time being of the essence).

                                                 (ii)    In the event Seller disputes Purchaser's disapproval of the Replacement Lease, Seller and Purchaser agree that Seller may submit such dispute for resolution to arbitration in the City of Chicago in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the American Arbitration Association (the "AAA") (the "Expedited Procedures"). Seller shall send to Purchaser a copy of its notice to the AAA. Seller may submit any such dispute to arbitration within three (3) business days after notice of the disapproval (or deemed disapproval) of the proposed Replacement Lease has been given by Purchaser. The arbitration shall be conducted in accordance with the Expedited Procedures, as amended, as follows: (i) the AAA shall, within two (2) business days after such submission or application, select a single arbitrator who is a senior office broker from either (a) The Staubach Company, (b) Cushman & Wakefield, Inc. or (c) Julian J. Studley, Inc., with such arbitrator having at least ten (10) years' experience in leasing of commercial properties similar to the Building, (ii) the arbitration shall commence two (2) business days (time being of the essence) after selection by the AAA of the single arbitrator and shall be limited to a total of seven (7) hours on the date of commencement until completion, with each party having no more than a total of two (2) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and (iii) the arbitrator shall make a determination within three (3) business days (time being of the essence) after the conclusion of the presentation of Purchaser's and Seller's cases, which determination shall be limited to a decision upon whether Purchaser's disapproval of the proposed Replacement Lease was unreasonable based solely on (A) the comparison of the terms of the Replacement Lease with the then current market (including, without limitation, rates, terms and conditions) for comparable space in the central business district of Chicago, Illinois and (B) the creditworthiness of the proposed tenant under the Replacement Lease. In the event the arbitrator determines that Purchaser's disapproval of the Replacement Lease was unreasonable, Guarantor's obligations under this Section 38 shall terminate on a dollar for dollar basis, in amount equal to the rent that would have been paid under such proposed Replacement Lease beginning on the date of Purchaser's disapproval of the Replacement Lease and Purchaser shall promptly refund to Seller or Guarantor, as appropriate, any payments made after such date. Seller and Guarantor shall endeavor to seek approval of a Replacement Lease in such a manner so that the Expedited Procedures would not result in the proposed Replacement Lease not being consummated due to a delay caused by the occurrence of the Expedited Procedures. The arbitrator's determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than five (5) business days after the rendering of such decision. The arbitrator's determination may be entered in any court having jurisdiction thereof. All fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party.

                                        (e)    Notwithstanding anything to the contrary contained in this Section 38, in lieu of the Guaranty, subject to Purchaser's prior approval not to be unreasonably withheld, conditioned or delayed, Guarantor shall have the right to enter into a lease, as tenant, with Purchaser as landlord, which would be deemed a Replacement Lease hereunder subject to the conditions of this Section 38.

                                        39.    DEFENSE OBLIGATION.

                                                 (a)    Purchaser and Seller acknowledge that on or about July 3, 2000 a flood (the "Flood") occurred at the space currently leased to the General Services Administration (the "GSA Space") which caused damage to the GSA Space and to the space currently leased to Seven Worldwide. Purchaser and Seller agree that if any claim is asserted against Purchaser regarding the Flood by GSA or Seven Worldwide, then Purchaser shall give Seller prompt notice thereof (i.e., within a time period so as to not prejudice Seller's or its insurer's ability to effectively defend any action or proceeding brought with respect to such claim) and Seller (or its insurer) shall (i) protect, defend, indemnify and save harmless Purchaser from and against all liabilities, obligations, claims, demands, damages and costs, imposed upon or asserted against Purchaser solely with respect to damage caused as a result of the Flood, and (ii) defend and control the defense of any such action or proceeding brought with respect to such claim with counsel chosen by Seller or by Seller's insurer and Purchaser shall fully cooperate with Seller and Seller's insurer in connection with the defense of any such claim (including permitting access to the Property). If Purchaser fails to promptly give such notice (i.e., within a time period so as to not prejudice Seller's or its insurer's ability to effectively defend any action or proceeding brought with respect to such claim) or if the Purchaser shall not afford Seller the right to defend and control the defense of any such action or proceeding or Purchaser shall fail to fully cooperate with Seller or Seller's insurer in connection with such defense ("Purchaser's Failure To Cure"), and Seller shall have given Purchaser written notice of Purchaser's Failure To Cure and ten (10) days to cure Purchaser's Failure To Cure, and if Purchaser's Failure To Cure still exists, then, in such event, Seller shall have no further obligation with respect to any such action or proceeding relating to the Flood. If Seller (or its insurer) shall defend any such action or proceeding, then Purchaser's cooperation with Seller (or its insurer), shall be at no cost to Purchaser, provided, however, that Seller shall not be liable for the costs of any separate counsel employed by Purchaser.

                                                 (b)    Purchaser and Seller agree that Seller shall have the right to pursue GSA and Seven Worldwide to collect any monies due Seller for damages or costs it suffered or incurred in connection with the Flood (including, without limitation, the prosecution of one or more lawsuits), provided Seller shall not seek to terminate the GSA lease or the Seven Worldwide lease or seek to cause the termination of the tenancies created thereunder.

                                        40.    SELLER'S OBLIGATION.

                                        Seller and Purchaser acknowledge and agree that, prior to Closing, Seller shall be responsible for the payment of certain work at the Property which Seller intends to complete as set forth on Schedule M attached hereto (the "Building Improvement Work"). In the event Seller is unable to complete the Building Improvement Work (or any portion thereof) prior to Closing, then Seller shall pay at or prior to Closing all amounts for the Building Improvement Work which has been completed and Purchaser shall be entitled to a credit at Closing in an amount equal to the value of the work that has not been completed and in such event, Purchaser shall be obligated to assume all such contracts.

                                        [No Further Text on this Page; Signature Page Follows]

                                        ; IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed the day and year first above written.

                                                                             SELLER:

                                                                             TST 233 N. MICHIGAN, L.L.C.,
                                                                             a Delaware limited liability company

                                                                             By:    ___________________________________

                                                                                       Name:

                                                                                       Title:

                                                                             PURCHASER:

                                                                             PARKWAY PROPERTIES, LP,
                                                                             a Delaware limited partnership

                                                                             By:    Parkway Properties General Partner, Inc.,
                                                                                      its general partner

                                                                                      By:   _______________________________

                                                                                              Name:

                                                                                              Title:

                                                                                      By:   _______________________________

                                                                                              Name:

                                                                                              Title:

SCHEDULE A

Description of the Land

SCHEDULE B

Easements, Conditions, Restrictions and Encumbrances

SCHEDULE C

List of Employees

233 N. Michigan Ave.
Annualized Payroll Allocations - Year 2001

		Salary	Total Benefits	Total Cost
Building Office	Janice Holzman	126,425.02	16,266.82	142,691.84
	Daniel Allen	52,500.00	9,915.41	62,415.41
	Veronica Poluha	35,079.16	17,330.99	52,410.15
	Elizabeth Wilson	22,291.66	10,306.40	32,598.06
	Marisol Camillo	7,500.00	2,306.12	9,806.12
Building Office Total		243,795.84	56,125.74	299,921.58

Engineers	Louis Wallner	69,222.40	13,925.51	83,147.91
	Michael Davisson	58,572.80	12,750.02	71,322.82
	Hugh Dolan	53,248.00	12,237.07	65,485.07
	William Healy	53,248.00	12,382.27	65,630.27
	Charles Langford	53,248.00	12,399.87	65,647.87
	William Meany	53,248.00	12,377.87	65,625.87
	Thomas Singraber	53,248.00	12,386.67	65,634.67
	Terrence Smith	53,248.00	12,619.87	65,867.87
	John Thompson	19,760.00	3,508.84	23,268.84
	David Wilkosz	16,640.00	9,370.56	26,010.56
	Anthony Kuber	16,640.00	6,428.16	23,068.16
Engineers Total		500,323.20	120,386.71	620,709.91

Grand Total		744,119.04	176,512.45	920,631.49

SCHEDULE D

List of Leases

233 North Michigan Lease Files

233 North Michigan Restaurant and Lounge, Inc.

  Lease dated 3/12/73

  Second Amendment dated 6/24/80

  Third Amendment dated 8/5/81

  Fourth Amendment dated 5/13/85

  Fifth Amendment dated 11/5/85

  Six Amendment dated 6/6/89

  Seventh Amendment dated 12/23/93

  Sublease Agreement dated 5/94 (w/ Sbarro's)

  Sublease Agreement dated 2/15/95 (w/ Supercuts - now terminated)

  Sublease Agreement dated 11/24/99 (w/ Dunkin Donuts)

  First Amendment to sublease dated 6/1/00 (w/ Dunkin Donuts)

  Sublease Agreement dated 8/19/99 ( w/ Angean)

Angean d.b.a. Vista Café

  Storage lease w/ Tishman Speyer Properties commencement date 4/3/01

American Express Travel Related Services

XII.    Office Building Lease dated 3/19/99

XIII.    Commencement Dated Agreement dated 8/12/99

XIV.    First Amendment dated 8/31/99

  Second Amendment dated 2/1/00

American Health Information Management Association (AHIMA)

XV.    Office Building Lease dated 11/9/98

  First Amendment dated 7/26/99

Anna George, Ltd.

  Office Building Lease dated 2/1/99

BDO Seidman, LLP

XVI.    Office Building Lease 2/2/99

XVII.    First Amendment to Lease dated 7/30/99

  Storage Lease dated 12/23/99

Barnyard Industries d.b.a. Roc's Card & Gift

  Lease dated 11/2/00

Brandwein, Cohn, Grossman & Rosenson, LLC

  Office Building Lease dated 11/4/99

CB Richard Ellis, Inc.

  Office Building Lease dated 3/25/99

CCC Information Services Group, Inc.

XVIII.    Lease dated 3/15/00

  First Amendment dated 10/13/00

CIT Group, Inc. (f/k/a Newcourt Financial USA Inc.)

XIX.    Office Building Lease dated 11/20/98

XX.    First Amendment to Lease dated 2/3/99

  Second Amendment to Lease dated 3/28/00

Citibank, FSB

XXI.    Lease dated 6/18/73

XXII.    First Amendment dated 3/28/77

  Second Amendment dated 3/19/93

Davino's Little Pompei

  Retail Lease dated 10/31/00

Eastern Lobby Retail

  Lease dated 8/27/99

Equitable Life Assurance

  Lease dated 4/17/00

Forbes Technical Consulting, LLC

  Office Building Lease dated 12/1/99

Fresh Choice

  Lease dated 1/29/00

General Services Administration - #GS-05B-16704

XXIII.    US Government Lease for Real Property dated 1/14/99 w/ 1st, 2nd, 3rd Amendments

XXIV.    Supplemental Lease Agreement dated 7/28/99

XXV.    US Government Lease for Real Property dated 10/29/99

  Supplement Lease Agreement No. 1 dated 5/18/00

GNC

  Lease dated 1/19/01

Keys to Time (Arthur & Kathleen Alekno)

XXVI.    Lease dated 10/6/83

XXVII.   First Amendment dated 2/23/94

XXVIII.  Second Amendment dated 2/28/97

  Third Amendment dated 3/23/99

Larry Gordon Agency

XXIV.    Office Lease Building dated 4/20/99

  First Amendment to Lease dated 10/25/00

MarchFirst, Inc.

  Lease dated 4/14/00

McDonald's

XXX.    Lease dated 5/18/00

  Storage Lease dated 3/1/01

Rada Architects, Ltd.

  Office Lease dated 6/22/99

Reader's Digest Sales and Services, Inc.

  Office Building Lease dated 11/3/99

Seven Worldwide, Inc.

XXXI.    Office Building Lease dated 12/28/98

  First Amendment dated 12/3/99

Typhoon d.b.a. Shinjuku Station

  Lease dated 11/2/00

United Healthcare Services, Inc.

XXXII.    Office Building Lease dated 12/18/98

  First Amendment to lease dated 11/19/99

Winstar Wireless, Inc.

  Antenna License dated 6/1/99

World Book, Inc.

XXXIII.    Office Building Lease dated 7/14/99

  First Amendment to Lease dated 5/5/00

Worldcom Technology, Inc.

  Office Building Lease dated 11/1/98

World's Printing & Specialty Co. Ltd.

XXXIV.    Office Building Lease dated 12/8/98

  First Amendment dated 12/18/00

Wolk Camera d.b.a. Helix Camera and Video

XXXV.    Lease dated 8/30/99

  First Amendment dated 3/1/00

Young & Rubicam, Inc.

XXXVI.    Office Building Lease dated 4/28/99

XXXVII.   First Amendment dated 6/29/99

XXXVIII.  Consent to License (United Cargo) dated 2/29/00

XXXIX.    Facilities Licensing Agreement dated 2/29/00

  Consent to License (Scussel & Associates) dated 12/23/99

SCHEDULE E

List of Contracts

233 NORTH MICHIGAN AVENUE
MAINTENANCE CONTRACT LIST
Vendor	Description of Work	Commencement Date	Expiration Date	Monthly Cost	Annual Cost	Cancellation Options
Aargus	Security	5/16/97	M-T-M	$57,677	$692,124	30 Days
Arcade / ABM	Janitorial	1/30/99	1/29/02	$108,868	$1,306,416	30 Days
Cummins/Onan Northern Illinois	Maintenance Agreement - Emergency Generator	4/10/01	4/9/02		$2,100 (g)	30 Days
Energon, Inc.	Natural Gas Broker	5/9/97	Year to Year	$93	$1,116	45 Days Prior to Contract Anniversary Date
Interior Alterations	Remove/Install Cladding for Door in Lobby	4/1/01	4/30/01		$2,756	30 Days
Interior Garden Services	Holiday Decorations Tree	Holiday Season 2000	Holiday Season 2002		$7,800 (a), (g)	30 Days (b)
Interior Garden Services	Holiday Decorations Garland	11/1/99	12/30/01		$8,430 (a), (g)	30 Days ©
Interior Garden Services	Lobby Flowers	10/1/00	9/30/01	$2,765	$33,181	30 Days (d)
Interior Garden Services	Concourse Plants	3/30/00	3/30/01	$2,065	$24,780	30 Days (d)
Interior Garden Services	Exterior Landscaping	4/1/01	11/30/01	$4,515	$54,174	30 Days
Johnson Controls	BAS	1/1/00	M-T-M	$1,019	$12,225	30 Days
Johnson Controls	BAS	1/1/01	12/31/01	$1,080	$12,960	30 Days
Kastle Systems	PM Program - Security and Access Control System	1/1/01	12/31/01	$486	$5,832	30 Days
Murphy & Miller	PM Program - HVAC Inspections	9/1/00	8/31/01		$1,664 (f)	30 Days
National Waste Services	Rubbish/Paper	1/1/99	12/31/02	Estimated to be $3,000	Estimated to be $36,000	30 Days
Otis Elevator	Elevator	5/1/99	4/30/08	$20,019 (e)	$240,228	30 Days
Pitney Bowes	Postage Meter Machine and Scale	1/1/99	3/30/03		$1,096 (f)	30 Days
Siemans Cerberus Division	Fire Life Safety	3/1/00	2/28/01	$1,060	$12,720	30 Days
SMG Security	Fire Alarm Monitoring	6/15/98	5/31/01	$27	$324	30 Days
Stuart Dean	Marble Maint.	1/1/01		$2,100	$25,200	30 Days
Stuart Dean	Metal Maint.	4/1/01	3/31/02	$4,185	$50,220	30 Days
Tee Jay Service Co.	PM - Single Swing Door	4/1/01	3/31/02		$509 (g)	30 Days
Xerox Corp.	Copier, Fax, Network Printer,	8/12/98	8/30/01	$488.07	$5,857	30 Days
Worldcom	Phone equipment	3/3/98	M-T-M	$572.85	$6,874	30 Days

SMG has been cancelled, effective May 31, 2001.

Pending Contracts:

Kastle Systems	Touchscreen Directory Interface - Initial Installation	3/1/01	2/28/02		$3,056	30 Days
Kastle Systems	Touchscreen Directory Interface -Operations Fee	3/1/01	2/28/02	$188	$2,256	30 Days

(a)    Plus Tax, currently 6%.
(b)    If Owner cancels contract, Contractor is to be paid a cancellation penalty of monies due less $2,100.00 per year for each year remaining.
(c)    If Owner cancels contract, Contractor is to be paid a cancellation penalty of $8,070.00 plus tax for each year remaining on the contract.
(d)    If Owner cancels contract, Contractor is to be paid a cancellation penalty of $2,000.00 per month for a maximum of three months.
(e)    Otis Elevator contract is subject to annual adjustments.
(f)    Paid on a quarterly basis.
(g)    Paid annually.

SCHEDULE F

List of Security Deposits

233 North Michigan Avenue

Chicago, Illinois

Reconciliation of Security Deposits
Tenant	Lease Expiration	Begin	Security Deposit Addition	Subtract	Security Deposit End

Angean	M/M	41.33			41.33
Angel Travel	01/31/01	993.33			993.33
Anna George	12/31/10	3,905.00	13,091.28		16,996.28
Brandwein Cohen	Indemnity Agree.	10,000.00		10,000.00	0.00
Bhavani	OUT	273.69			273.69
Cafe Typhoon	04/30/11	2,360.00			2,360.00
Consulate Indonesioa	OUT	4,587.52			4,587.52
Contel/World Com	10/31/03	1,153.75			1,153.75
Ellen Wier	M/M	900.00			900.00
JB Smoothies	05/31/06	9,739.50			*9,739.50
Larry Gordon	01/31/06	10,396.83		5,198.42	5,198.41
Pompeii	04/30/11	12,617.92		5,330.42	7,287.50
T.W. Best	10/31/02	3,500.00			3,500.00
Wall Street Deli	M/M	4,318.75		4,318.75	0.00
Wolk	02/28/05	746.67			746.67
World's	12/31/10	847.33	1,935.75		2,783.08
Zymedicon	OUT	6,507.00		6,507.00	0.00

		72,888.62	15,027.03	31,354.59	56,561.06

		Total Security Deposit Payable			56,561.06

Interest earned Nov. 30,1997 through Dec. 31, 1998			1,601.00
Interest earned Jan. 1999 through Dec. 31, 1999			688.94
Interest earned Jan. 2000			85.06
Interest earned Feb. 2000			93.00
Interest earned March 2000			95.73
Interest earned April 2000			96.61
Interest earned May 2000			101.73
Interest earned June 2000			101.59
Interest earned July 2000			105.12
Interest earned August 2000			93.26
Interest earned September 2000			80.28
Interest earned October 2000			82.72
Interest earned November 2000			77.89
Interest earned December 2000			82.46
Interest earned January 2001			92.12
Interest earned February 2001			76.82
Interest earned March 2001			80.96
**Tax Withheld			(302.24)

Total Interest Earned			3,333.05		3,333.05

		Security Deposits Account (Per G/L)			59,894.11
		Bank Balance Acc# 230-745490			59,894.11

* Has this been cut from operating acct yet?

** W-9 submitted in December was not accepted by IRS.

Tenant	Amount	Cash/Letter of Credit (C/LC)	Issuing Bank	LC Number

American Health Information Management Association	$ 700,000.00	LC	American National Bank	60739315
Seven Worldwide, Inc.	$ 1,112,000.00	LC	Fleet National Bank	YS1228627
Rada Architects, Ltd.	$ 11,000.00	LC	First Chicago	00321257
Brandwein Cohen Grossman & Rosenson, L.L.C.	$ 174,214.00	LC	The Northern Trust Company	S274267
CCC Information Services Group, Inc.	$ 650,000.00	LC	LaSalle Bank N.A.	S524397
Forbes Technical Consulting, L.L.C.	$ 70,000.00	LC	Bank One, N.A.	STR14814
Angean	$ 41.33	C	N/A	N/A
Anna George	$ 16,996.28	C	N/A	N/A
Typhoon Ill Center, Inc.	$ 2,360.00	C	N/A	N/A
Wordcom Technology, Inc.	$ 1,153.75	C	N/A	N/A
Arthur A. Alekno and Kathleen M. Alekno	$ 900.00	C	N/A	N/A
J.B. Smoothies, Inc.	$ 9,739.50	C	N/A	N/A
Larry Gordon Agency, Inc.	$ 5,198.41	C	N/A	N/A
Davino's Little Pompeii III	$ 7,287.50	C	N/A	N/A
Eastern Lobby News LP	$ 3,500.00	C	N/A	N/A
Wabash Wolk Camera Company d/b/a Helix Camera and Video	$ 746.67	C	N/A	N/A
World's Printing & Specialty Co, Ltd.	$ 2,783.08	C	N/A	N/A

SCHEDULE G

Arrearage Schedule

SCHEDULE H

Litigation

Coleman & Johnson v. Tishman Speyer

Case No. 98 M1 305335

SCHEDULE I

Collective Bargaining Agreements

SCHEDULE J

Intentionally Omitted

SCHEDULE K

Intentionally Omitted

SCHEDULE L

Future Commissions

233 North Michigan Avenue
Leasing Commission Payable
As of April 17, 2001

Total Leasing Commission	Paid	Total Payable Leasing Comm.

GSA
Floor 13	TSP only	235,263	164,684	70,579
Floor 2, 4-7	TSP only	1,089,949	1,089,949	0

		1,325,212	1,254,633	70,579

Larry Gordon
	Lake Michigan	14,284	14,284	0
	TSP	7,142	7,142	0

		21,425	21,425	0

GNC
	Atlas Partners	11,603	5,801	5,801
	TSP	5,801	2,901	2,901

		17,404	8,702	8,702

Roc's
	Northern Realty	13,965	6,983	6,983
	TSP	6,983	3,491	3,491

		20,948	10,474	10,474

Davinos
	Atlas Partners	16,645	8,323	8,323
	TSP	8,323	4,161	4,161

		24,968	12,484	12,484

Typhoon
	Marc Realty	5,509	2,755	2,755
	Atlas Partners	4,407	2,204	2,204
	TSP	1,102	551	551

		11,018	5,509	5,509

World's Printing
	TrammellCrow	18,297	18,297	0

		18,297	18,297	0

JB Smoothies
	Stone	4,489	0	4,489
	Atlas Partners	3,591	1,796	1,796
	TSP	898	449	449

		8,978		6,733

	Total Leasing Commission Payable			114,481

Future Tenant Improvements

Equitable				$209,215

Roc's				$27,850

Helix				$7,230

	Total Tenant Improvements Payable			244,295

SCHEDULE M

BUILDING IMPROVEMENT WORK

	233 NORTH MICHIGAN AVE. IN PROGRESS WORK ITEMS

					Date: May 1, 2001

CATEGORY/ITEM	CONTRACTOR		CONTRACT AMOUNT	% COMPLETE	ANTICIPATED COMPLETION DATE

I. ELECTRICAL
A. Elevator Machine Room HVAC Units	Grand Kahn Electric			85%	Sept.2001
B. Peri. Main Fans DDC Upgrade	Hardt Electric	not to exceed	$63,458	80%	End of June-on schedule

II. HVAC
A. Elevator Machine Room HVAC Units	Admiral Heating & Vent		$89,500	85%	Sept.2001
B. Main Fan Fresh Air Damper Replacement	Admiral Heating & Vent		$107,850	80%	End of June-on schedule
C. Rebalance High Rise Zone	Admiral Heating & Vent		$21,200	100%	Complete
D. Main Fan, Dampers &.GSA Controls	Johnson Controls		$59,667	80%	End of June-ahead of schedule

EXHIBIT 1

Escrow Agent's Wire Instructions

EXHIBIT 2

Form of Deed

[Insert Attachment] (The Above Space for Record's Use Only)

SPECIAL WARRANTY DEED

STATE OF __________   §
                                          §                KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ________  §

        THAT, TST 233 N. MICHIGAN, L.L.C., a Delaware limited liability company ("Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid to the undersigned by                          ("Grantee"), whose mailing address is                                 , the receipt and sufficiency of such consideration being hereby acknowledged, and in pursuance of the power and authority vested in the Grantor and of every other power and authority the Grantor hereunto enabling, have GRANTED, SOLD, REMISED, RELEASED, ALIENATED AND CONVEYED, and by these presents does GRANT, SELL, REMISE, RELEASE, ALIENATE AND CONVEY unto Grantee that certain real property being more particularly described in Exhibit 1 attached hereto and made a part hereof for all purposes, together with all improvements and fixtures situated thereon and hereditaments and appurtenances thereunto belonging or in anywise appertaining and the reversions, remainders, rents, issues and profits thereof (collectively, the "Property"); subject, however, to those matters described in Exhibit 2 attached hereto and made a part hereof for all purposes.

        TO HAVE AND TO HOLD the Property, unto Grantee and its successors and to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or claim the same, or any part thereof, by, through or under Grantors but not otherwise.

EXECUTED this ____ day of                           , 2001. IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed this ____ day of                          , 2000.

TST 233 N. MICHIGAN, L.L.C., a Delaware limited liability company

By:______________________________
Name:___________________________
Title:_____________________________

STATE OF	__________	)
		)	SS
COUNTY OF	__________	)

        I, ______________________, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that __________________ personally known to me to be the                                  TST 233 N. Michigan, L.L.C., a Delaware limited liability company, set forth.

        GIVEN under my hand and official seal this _______ day of ______________, 2001.

  ______________________________
                 Notary Public

Commission expires ____________, 2000

This instrument was prepared by:                                                     , Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

After recording return to:

EXHIBIT 1

1. Street address:                           233 N. Michigan Avenue, Chicago, Illinois

2. Permanent index No.:

3. Legal description:

EXHIBIT 3

BILL OF SALE

        ______________________, a __________________________, having an office c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022 ("Seller"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid to Seller by _______________________, a ___________________, having an address at ________________________________, ("Purchaser"), the receipt and sufficiency of which are hereby acknowledged, hereby sells, conveys, assigns, transfers, delivers and sets over to Purchaser all fixtures, furniture, furnishings, equipment, machinery, inventory, appliances and other articles of tangible personal property (other than the Excluded Personalty, as defined in that certain Agreement of Purchase and Sale dated _________ between Seller and Purchaser) owned by Seller and which are located at and used or usable in connection with the real property located at ________________ ______________________.

        TO HAVE AND TO HOLD unto Purchaser and its successors and assigns to its and their own use and benefit forever.

        Seller does hereby bind itself, its legal representatives, successors and assigns, to SPECIAL WARRANT, and FOREVER DEFEND title to the property conveyed hereby unto Purchaser, its legal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof, by, through or under Seller, but not otherwise.

        IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this ___ day of ____________________, 2001.
By:
Name:
Title:

EXHIBIT 4

NOTICE TO TENANTS

_______________________

c/o Tishman Speyer Properties, L.P.
520 Madison Avenue
New York, New York 10022

___________, 2001

TO:
ALL TENANTS OF _________________
_______________, __________________

                         Re: _______________________

Dear Tenant:

        This is to notify you that, today, the referenced property has been sold by ______________________ ("Seller") to ___________________ ("Purchaser"). As of the date hereof, Seller's interest in your lease has been assigned to Purchaser and Purchaser has assumed the obligations as landlord under your lease which accrue from and after the date hereof.

        You are hereby authorized and directed to make all future rent payments to ______________________________________________________________________________________________________ ___________________________. Any future inquiries regarding your lease should be directed to _________________ at the aforementioned address.

Very truly yours,
By:
Name:
Title:

EXHIBIT 5

FIRPTA AFFIDAVIT

        Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ____________________ the undersigned hereby certifies the following on behalf of ____________________

                    1. ____________________ is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as such terms are defined in the Internal Revenue Code and Income Tax Regulations).

                    2. ____________________'s U.S. employer identification number is _____________.

                    3. ____________________'s office is:

c/o Tishman Speyer Properties, L.P.
520 Madison Avenue
New York, New York 10022

        _________________ understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of ____________________
By:
Name:
Title:

_________________, 2001

EXHIBIT 6

ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

        ____________________, a _________________________, having an office c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022 ("Assignor"), in consideration of Ten ($10.00) Dollars and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to ___________________, a __________________________________ having an address at _________________ ______________________________ ("Assignee"), (1) all right, title and interest of Assignor as lessor under all the leases, license agreements and other occupancy agreements (collectively, the "Leases") in effect for space at the real property located at ________, __________, ______________ (the "Premises") and listed on Schedule A, and (2) all right, title and interest of Assignor under all of the service, maintenance, supply and other agreements (collectively, the "Contracts") in effect relating to the operation of the Premises and listed on Schedule B.

        Assignee hereby expressly assumes (x) all of the obligations imposed upon the lessor under the Leases which accrue from and after the date hereof (including, without limitation, the lessor's obligation to return any Transferred Security Deposits (as defined in that certain Purchase and Sale Agreement between Assignor and Assignee dated as of ______________ [__], 2001 (the "Purchase Agreement")) and (y) all of the obligations imposed upon the owner of the Premises under the Contracts which accrue from and after the date hereof. Without limiting Assignee's obligations hereunder or under the Purchase Agreement, Assignee expressly acknowledges, and agrees to perform, its obligation to pay "Tenant Inducement Costs" (as defined in the Purchase Agreement) in accordance with the terms of Section 7(h) of the Purchase Agreement.

        Assignee acknowledges that, simultaneously with the execution hereof, Assignee has received $_________ from Assignor and an assignment of the letters of credit set forth on Schedule C attached hereto in respect of the Transferred Security Deposits.

        Assignor does hereby bind itself, its legal representatives, successors and assigns, to SPECIAL WARRANT, and FOREVER DEFEND title to the Premises conveyed hereby unto Assignee, its legal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof, by, through or under Assignor, but not otherwise.

        This Assignment and Assumption of Leases and Contracts inures to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption of Leases and Contracts to be executed as of this _____ day of _____________, 2001.

ASSIGNOR:

By:
Name:
Title:
ASSIGNEE:
[_______________________________]
By:
Name:
Title:

SCHEDULE A

Leases

SCHEDULE B

Contracts

SCHEDULE C

Letters of Credit

EXHIBIT 7

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT, made and entered into this ____ day of , 2001, between _______________________, a _______________________, having an address c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022 ("Assignor") and _____________________, a _________________________ having an address at _______________________ ("Assignee").

W I T N E S S E T H:

        Assignor for ten dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Assignee all of Assignor's right, title and interest in, to and under (i) all books, records, and files owned by Assignor and relating to the occupancy, use or operation of the real property located at _________, ____________, ______________ the "Premises"), (ii) all transferable licenses, approvals, certificates and permits held by Assignor and exclusively relating to the occupancy, use or operation of the Premises, and (iii) all other items of intangible personal property owned by Assignor and exclusively relating to the occupancy, use or operation of the Premises (exclusive of the items expressly excluded from Purchaser's due diligence review pursuant to that certain Purchase and Sale Agreement, dated _____ between assignor and Assignee; the items set forth in clauses (i) through (iii) above are hereinafter referred to collectively as the "Property Matters");

        TO HAVE AND TO HOLD unto Assignee and its successors and assigns to its and their own use and benefit forever.

        Assignee hereby expressly assumes the obligations of Assignor in respect of the Property Matters accruing from and after the date hereof.

        Assignor does hereby bind itself, its legal representatives, successors and assigns, to SPECIAL WARRANT, and FOREVER DEFEND title to the Premises conveyed hereby unto Assignee, its legal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof by, through or under Assignor, but not otherwise.

        This Agreement inures to the benefit of the parties hereto and their respective successors and assigns.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this General Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:

By:
Name:
Title:
ASSIGNEE:
[________________________________]
By:
Name:
Title:

EXHIBIT 8

Intentionally Omitted

EXHIBIT 9

FORM OF TENANT ESTOPPEL

[DATE]

German American Capital Corporation,
its successors and assigns
31 West 52nd Street
New York, New York 10019

Parkway Properties LP
Suite 1000, One Jackson Place
1888 East Capitol Street
Jackson, Mississippi 39201

Re: 233 N. Michigan Avenue, Chicago, Illinois,
Floor(s) (the "Premises")

Ladies and Gentlemen:

        It is our understanding that Parkway Properties LP ("Parkway") is planning to acquire the above referenced building and German American Capital Corporation ("GACC") is about to make a loan to Parkway, as the purchaser/landlord, or successor-in-interest to the existing landlord under our lease, as evidenced by a loan agreement and secured by a mortgage on the captioned premises and, as a condition precedent thereof, Parkway and GACC have required this certification by the undersigned.

        The undersigned, as tenant under that certain lease made with ______________, as landlord, dated ____________, which lease has been modified or amended as follows (list all modifications or amendments or, if none, so indicate) _______________________] (the "Lease"), hereby ratifies the Lease and certifies that:

  the undersigned entered into occupancy of the Premises described in the Lease on or about _____________;
  the Lease commencement date was _________________________________;
  the square footage of the Premises described in the Lease is ______________;
  the fixed rental in the monthly amount of $_______________ has been paid by Tenant through ______________________;
  there are no rent abatements or free rent periods now or in the future [other than ____________________];

  the amount of the current monthly expense reimbursements (including, without limitation, Operating Expenses, Real Estate Taxes, etc.) due under the Lease is equal to $___________;
  the Lease is in full force and effect and, except as indicated above, has not been assigned, modified, supplemented or amended in any way and the undersigned has no notice of any assignment, pledge or hypothecation by the Landlord of the Lease or of the rentals thereunder;
  Tenant has not assigned, pledged, mortgaged, sublet, encumbered or otherwise transferred any of its interest under the Lease and has received no notice of any assignment, mortgage or encumbrance of the Lease by Landlord;
  a true and complete copy of the Lease (including all amendments, modifications, supplements, side letters, surrender, space reduction or rent abatement agreements applicable to such Lease) is attached hereto as Exhibit A;
  the Lease represents the entire agreement between the parties with respect to the above space in the above-mentioned building;
  the term of the Lease [, as extended by means of the exercise of certain options contained therein,] expires on _________________________;
  all construction and other obligations of a material nature to be performed by the Landlord under the Lease have been satisfied, and Tenant has accepted and occupied the leased premises, except as follows: (if none, so indicate);
  to the best of the undersigned's knowledge, any payments by the landlord to the undersigned for tenant improvements which are required under the Lease have been made;
  on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by the Landlord and the undersigned has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under said Lease;
  the undersigned is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof, except as follows: (if none, so indicate);
  no rental (including expense reimbursements), other than for the current month, has been paid in advance;
  the amount of the security deposit presently held under the Lease is $_________ (if none, so indicate);
  the rentals (including expense reimbursements), under the Lease have been paid through the month of ________________;

  the amount of outstanding leasing commissions $_______________ (if none, so indicate);
  the Lease contains, and Tenant has, no outstanding options or rights of first refusal to purchase the leased premises nor any part of the real property of which the leased premise are a part.

        This estoppel certificate is binding upon the undersigned and its successors and assigns and may be relied upon by each of you and your successors and assigns and, if the mortgage loan becomes the subject of a securitization, may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer or such securities, and any servicer and/or trustee acting in respect of such securitization.

Very truly yours,
_________________________________ [INSERT NAME OF TENANT]
By:
Name:
Title:

EXHIBIT A

LEASE

EXHIBIT 10

Deutsche Bank Term Sheet

EXHIBIT 11

Form of Seller Estoppel

Date

German American Capital Corporation,
its successors and assigns
31 West 52nd Street
New York, New York 10019

Parkway Properties LP
Suite 1000, One Jackson Place
1888 East Capitol Street
Jackson, Mississippi 39201

Re:     233 N. Michigan Avenue, Chicago, Illinois,
          Floor(s) (the "Premises")

Ladies and Gentlemen:

        It is our understanding that Parkway Properties LP ("Parkway") is planning to acquire the above referenced building and German American Capital Corporation ("GACC") is about to make a loan to Parkway, as the purchaser/landlord, or successor-in-interest to the existing landlord under our lease, as evidenced by a loan agreement and secured by a mortgage on the captioned premises and, as a condition precedent thereof, Parkway and GACC have required this certification by the undersigned.

        The undersigned, as tenant under that certain lease made with ______________, as landlord, dated ____________, which lease has been modified or amended as follows (list all modifications or amendments or, if none, so indicate) _______________________] (the "Lease"), hereby ratifies the Lease and certifies that:

  the undersigned entered into occupancy of the Premises described in the Lease on or about _____________;
  the Lease commencement date was ___________________________;
  the square footage of the Premises described in the Lease is __________;
  the fixed rental in the monthly amount of $_______________ has been paid by
   Tenant through ______________________;
  there are no rent abatements or free rent periods now or in the future [other than ____________________];

  the amount of the current monthly expense reimbursements (including, without limitation, Operating Expenses, Real Estate Taxes, etc.) due under the Lease is equal to $_________ and has been paid by Tenant through ________;
  the Lease is in full force and effect and, except as indicated above, has not been assigned, modified, supplemented or amended in any way and the undersigned has no notice of any assignment, pledge or hypothecation by the Landlord of the Lease or of the rentals thereunder other than to the undersigned's lender pursuant to a mortgage loan;
  Tenant has not assigned, pledged, mortgaged, sublet, encumbered or otherwise transferred any of its interest under the Lease and has received no notice of any assignment, mortgage or encumbrance of the Lease by Landlord other than to the undersigned's lender pursuant to a mortgage loan;
  a true and complete copy of the Lease (including all amendments, modifications or any other document modifying the Lease, thereto) is attached hereto as Exhibit A;
  the Lease represents the entire agreement between the parties with respect to the above space in the above-mentioned building;
  the term of the Lease [, as extended by means of the exercise of certain options contained therein,] expires on _________________________;
  all construction and other obligations of a material nature to be performed by the Landlord under the Lease have been satisfied, and Tenant has accepted and occupied the leased premises, except as follows: (if none, so indicate);
  to the best of the undersigned's knowledge, any payments by the landlord to the undersigned for tenant improvements which are required under the Lease have been made;
  on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by the Landlord and the undersigned has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under said Lease;
  the undersigned is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof, except as follows: (if none, so indicate);
  no rental (including expense reimbursements), other than for the current month, has been paid in advance;
  the amount of the security deposit presently held under the Lease is $_________ (if none, so indicate);

  the amount of outstanding leasing commissions owed by the undersigned to Tenant is $_______________ (if none, so indicate);
  the Lease contains, and Tenant has, no outstanding options or rights of first refusal to purchase the leased premises nor any part of the real property of which the leased premise are a part.

This estoppel certificate is binding upon the undersigned and its successors and assigns and may be relied upon by each of you and your successors and assigns and, if the mortgage loan becomes the subject of a securitization, may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer or such securities, and any servicer and/or trustee acting in respect of such securitization.

Very truly yours,
_________________________________ [INSERT NAME OF TENANT]
By:
Name:
Title:

EXHIBIT A

LEASE

EXHIBIT 12

Intentionally Omitted

EXHIBIT 13

Publicis Term Sheet

EXHIBIT 14

Burrell Communications Term Sheet

EXHIBIT 15

        POST-CLOSING AGREEMENT (this "Agreement"), dated as of June ___, 2001, between TISHMAN SPEYER/TRAVELERS REAL ESTATE VENTURE, L.P., a Delaware limited partnership having an address c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022 ("Guarantor"), TST 233 N. MICHIGAN, L.L.C., a Delaware limited liability company having an address c/o Tishman Speyer Properties, L.P., 520 Madison Avenue, New York, New York 10022 ("Seller") and PARKWAY PROPERTIES, LP, a Delaware limited partnership having an address at One Jackson Place, 188 East Capitol Street, Suite 1000, Jackson, Mississippi 39201 ("Purchaser").

W I T N E S S E T H:

        WHEREAS:

        A. On May 18, 2001, Seller and Purchaser entered into a Purchase and Sale Agreement (the "Contract") for the sale of 233 N. Michigan Avenue, Chicago, Illinois (the "Property").

        B. Guarantor acknowledges that it has examined the Contract and is familiar with all the terms, covenants and provisions contained in Section 38 of the Contract, and as an inducement to Purchaser to enter into the Contract, does hereby enter into this Agreement.

        NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Any capitalized term used in this Agreement and not specifically defined herein shall have the meaning given to such term in the Contract.

        2. Guarantor does hereby irrevocably and unconditionally guaranty to Purchaser the timely payment of Fixed Rent and Additional Rent (as defined in the MarchFirst Lease) (the "Guaranty "), such payment to be made pursuant to and in accordance with the terms of Section 2.3, Article 7, Sections 15.1, 15.4, 15.5 and Article 16 of the MarchFirst Lease. Guarantor acknowledges that pursuant to and in accordance with Section 2.3 of the MarchFirst Lease, the Fixed Rent is payable on the first day of each month. The guaranty shall be for a period commencing on the date hereof and expiring on the date which is thirty (30) months from the date hereof (the "Guaranty Period). In the event MarchFirst vacates any portion of its existing leased premises (the "MarchFirst Space"), Guarantor shall be relieved from the obligations under the Guaranty, from time to time, on a dollar for dollar basis, in an amount equal to the rent to be paid under any such replacement leases executed for the MarchFirst Space (individually, a "Replacement Lease" and collectively, the "Replacement Leases") during the Guaranty Period, effective on the later date (the "Effectiveness Date") to occur of (i) the commencement date of any such Replacement Lease and (ii) the date the tenant pays the first month's rent pursuant to and in accordance with the Replacement Lease. Accordingly, on the Effectiveness Date, Guarantor shall be relieved from any and all liabilities and obligations under the Guaranty to the extent any payments are due under the respective Replacement Lease. During the Guaranty Period, Seller

agrees to pay the proportionate share of any and all tenant improvement, rent concessions and leasing commission costs (the "Replacement Tenant Inducement Costs") for any Replacement Lease presented by TSP (as hereinafter defined). The proportionate share will be calculated as the product of (x) the total amount of Replacement Tenant Inducement Costs and (y) the ratio of the balance of the period of time remaining under the Guaranty Period over the entire term of the Replacement Lease. All such time periods shall be calculated from the commencement date of the Replacement Lease. Any form of payment received from or at the direction of MarchFirst, including, without limitation, insurance proceeds or condemnation awards relating to rent for the MarchFirst Space or payments received to terminate all or any portion of the MarchFirst Lease, will be for the benefit of Guarantor. In no event shall the obligations of Seller or Guarantor be altered as a result of any offsets that MarchFirst is entitled to pursuant to and in accordance with the MarchFirst Lease, provided, however, that Seller's and Guarantor's obligations shall be altered as a result of any offsets that MarchFirst is entitled to pursuant to and in accordance with Articles 11 and 12 of the MarchFirst Lease. Notwithstanding anything to the contrary contained in this Agreement, (x) in no event shall the Guaranty be effective beyond the earlier to occur of (I) thirty months from the date hereof and (II) October 31, 2004 and (y) Seller and Guarantor shall have the sole right to pursue MarchFirst to collect any payments due under the MarchFirst Lease during the Guaranty Period. Such right shall include, but is not limited to, the right of Seller and Guarantor to cause the MarchFirst Lease to be terminated or to cause MarchFirst's possessory right to the MarchFirst Space to be terminated. In no event shall Purchaser have any right or any obligation to pursue MarchFirst to collect any such payments; provided, however, the extent that the MarchFirst Lease is in effect subsequent to the expiration of the Guaranty Period, Purchaser shall have the right to pursue MarchFirst to collect any payments due under the MarchFirst Lease for all periods occurring subsequent to the Guaranty Period. Following the date hereof, Purchaser agrees, at no material cost to Purchaser, to fully cooperate with Seller and Guarantor with respect to any claims Seller and Guarantor may assert against MarchFirst for the period of time prior to the expiration of the Guaranty Period. Guarantor's obligations hereunder are unconditional, irrespective of the enforceability of the MarchFirst Lease.

        3. TSP hereby represents, warrants and covenants that at all times during the Guaranty Period, it shall maintain a minimum net worth equal to or exceeding $100,000,000.00.

        4. Seller, Guarantor and Purchaser acknowledge that on the date hereof, Seller received a payment from Purchaser in the amount of $1,200,000.00 in consideration for the Guaranty (the " Guaranty Fee"). Any Replacement Lease which has a primary lease term of less than five (5) years from the commencement date of such Replacement Lease, without giving effect to any renewal options or early termination rights of tenants (except for Landlord breaches or defaults) (each, a "Short Term Replacement Lease"), shall entitle Purchaser to a return of a proportionate share of the Guaranty Fee based on the number of square feet leased under such Short Term Replacement Lease as compared to the total square feet of MarchFirst Space (i.e., 138,032 square feet) (the "Guaranty Fee Refund"). Any Guaranty Fee Refund shall be paid by the Seller to Purchaser within fifteen (15) business days following the commencement date of such Short Term Replacement Lease. For example, assuming a tenant leases 34,508 square feet pursuant to a Short Term Replacement Lease and leases 69,016 square feet pursuant to a Replacement Lease with a primary term of five (5) or more years and does not lease the remaining 34,508 square feet, the Guaranty Fee Refund payable to Purchaser will be $300,000 (i.e., 25% of the Guaranty Fee).

        5. Seller, Guarantor and Purchaser acknowledge that Purchaser has retained Tishman Speyer Properties L.P. ("TSP") as the exclusive leasing agent for the MarchFirst Space pursuant to an exclusive leasing agreement attached hereto as Exhibit 1 (the "Leasing Agreement"). TSP shall keep Purchaser apprised of negotiations with prospective tenants under proposed Replacement Leases and will deliver to Purchaser, at the address set forth in Paragraph 6 below, copies of any proposed letters of intent and all material drafts of proposed Replacement Leases as they are being negotiated between TSP and such proposed tenant. Each Replacement Lease shall be subject to the prior written approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed. Purchaser's reasonable approval of a Replacement Lease shall be based solely on (A) the comparison of the terms of the Replacement Lease with the then current market (including, without limitation, rates, terms, and conditions) for comparable space in the central business district of Chicago, Illinois and (B) the creditworthiness of the proposed tenant under the Replacement Lease. Notwithstanding anything to the contrary contained herein, Purchaser shall be deemed to have approved only the economic terms and conditions of two Replacement Leases with (x) Publicis in MidAmerica ("Publicis"), substantially on the terms and conditions set forth in that certain term sheet (the "Publicis Term Sheet") attached hereto as Exhibit 2 and (y) Burrell Communications substantially on the same terms and conditions as set forth in that certain term sheet (the "Burrell Term Sheet") attached hereto as Exhibit 3. In addition to the terms and conditions set forth in the Publicis Term Sheet and the Burrell Term Sheet, with respect to the "blended" tenant improvement allowance in the two term sheets of $47 per square foot, Seller agrees to pay $12 per square foot and Purchaser agrees to pay $35 a square foot. Seller, Guarantor or TSP shall deliver to Purchaser, at the address set forth in Paragraph 6 below, any proposed Replacement Lease, the financial statements of the tenant thereunder and, a written request for Purchaser's approval of the Replacement Lease (the "Replacement Lease Package") and, Purchaser agrees to respond to any such request by Seller, Guarantor or TSP in writing within five (5) business days (time being of the essence) after receipt by Purchaser of the Replacement Lease Package. In the event the proposed Replacement Lease is modified after its submission by Seller or Guarantor to Purchaser for its approval, Purchaser shall have an additional three (3) business days (time being of the essence) after receipt of Purchaser of such modifications to approve or disapprove the modifications to the Replacement Lease. If Purchaser disapproves the Replacement Lease, Purchaser must set forth in writing the specific reasons for such disapproval and deliver such disapproval notice to Seller, Guarantor and TSP, at their respective addresses set forth in Paragraph 6 below, during such five (5) business day period or three (3) business day period, as applicable (time being of the essence). If Purchaser shall fail to deliver notice of its approval or disapproval of the proposed Replacement Lease in the manner set forth above, within such five (5) business day period or three (3) business day period, as applicable (time being of the essence), Purchaser's failure to respond shall be deemed to be Purchaser's approval to such Replacement Lease. Notwithstanding anything to the contrary contained herein, Purchaser shall execute and deliver to TSP, at the address set forth in Paragraph 6 below, any Replacement Lease that has been approved or deemed approved by Purchaser within two (2) business days of such approval (time being of the essence).

         5.(a) In the event Seller, Guarantor or TSP disputes Purchaser's disapproval of a Replacement Lease, Seller, Guarantor or TSP may submit such dispute for resolution to arbitration in the City of Chicago in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the American Arbitration Association (the "AAA") (the "Expedited Procedures"). In such event, Seller, Guarantor or TSP shall send to Purchaser a copy of such notice to the AAA. Seller, Guarantor or TSP may submit any such dispute to arbitration within three (3) business days after notice of the disapproval of the proposed Replacement Lease has been given by Purchaser. All parties agree that the arbitration shall be conducted in accordance with the Expedited Procedures, as amended, as follows: (i) the AAA shall, within two (2) business days after such submission or application as provided above, select a single arbitrator who is a senior office broker from either (a) The Staubach Company, (b) Cushman & Wakefield, Inc. or (c) Julian J. Studley, Inc., with such arbitrator having at least ten (10) years' experience in leasing of commercial properties similar to the Building, (ii) the arbitration shall commence two (2) business days (time being of the essence) after selection by the AAA of the single arbitrator and shall be limited to a total of seven (7) hours on the date of commencement until completion, with each party having no more than a total of two (2) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and (iii) the arbitrator shall make a determination within three (3) business days (time being of the essence) after the conclusion of the presentation of each party's cases, which determination shall be limited to a decision upon whether Purchaser's disapproval of the proposed Replacement Lease was unreasonable based solely on (A) the comparison of the terms of the Replacement Lease with the then current market (including, without limitation, rates, terms and conditions) for comparable space in the central business district of Chicago, Illinois and (B) the creditworthiness of the proposed tenant under the Replacement Lease. In the event the arbitrator determines that Purchaser's disapproval of the Replacement Lease was unreasonable, Guarantor's obligations under the Guaranty shall terminate on a dollar for dollar basis, in amount equal to the rent that would have been paid under such proposed Replacement Lease beginning on the date of Purchaser's disapproval (or deemed disapproval) of the Replacement Lease and Purchaser shall promptly refund to Seller or Guarantor, as appropriate, any payments made after such date. Seller and Guarantor shall endeavor to seek approval of a Replacement Lease in such a manner so that the Expedited Procedures would not result in the proposed Replacement Lease not being consummated due to a delay caused by the occurrence of the Expedited Procedures. The arbitrator's determination shall be final and binding upon all parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than five (5) business days after the rendering of such decision. The arbitrator's determination may be entered in any court having jurisdiction thereof. All fees payable to the AAA and the arbitrator and the prevailing party's costs (external only) for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party.

       (b) Notwithstanding anything to the contrary contained in this Agreement, in lieu of the Guaranty, subject to Purchaser's prior approval, not to be unreasonably withheld, conditioned or delayed, Guarantor shall have the right to enter into a lease, as tenant, with Purchaser as landlord, which would be deemed a Replacement Lease hereunder subject to the conditions of this Agreement.

        6. All notices, demands, requests or other communications (collectively, "Notices") required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) personal delivery, addressed as follows:

(i)	If to Seller:
TST 233 N. Michigan, L.L.C. c/o Tishman Speyer Properties, L.P. 500 West Monroe Street, Suite 2700 Chicago, Illinois 60661 Attention: Robert S. de Leeuw Fax: (312) 207-1123

with a copy to:

Tishman Speyer Properties 520 Madison Avenue New York, New York 10022 Attention: General Counsel Fax: (212) 935-8239

and

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Jeffrey A. Lenobel, Esq. Fax: (212) 593-5955

(ii)	If to Guarantor

Tishman Speyer Travelers Real Estate Venture, L.P. 520 Madison Avenue New York, New York 10022 Attention: General Counsel Fax: (212) 935-8239

with a copy to:

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Jeffrey A. Lenobel, Esq. Fax: (212) 593-5955

(iii)	If to Purchaser:

Parkway Properties, LP One Jackson Place 188 East Capitol Street, Suite 1000 Jackson, Mississippi 39201 Attention: Jim Ingram Fax: (601) 949-4077

with a copy to:

Forman, Perry, Watkins, Krutz & Tardy PLLC One Jackson Place, Suite 1200 188 East Capitol Street Jackson, Mississippi 39201 Attention: Steven M. Hendrix Fax: (601) 960-8609

   A Notice may be given either by a party or by such party's attorney.

        7. This Agreement shall be binding upon all parties and their respective successors and assigns and shall inure to the benefit of all parties and their respective successors and assigns.

        8. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction or prohibited or unenforceable as to any person or entity shall, as to such jurisdiction, person or entity, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction or as to any other person or entity.

        9. All fees payable for any disputes (including reasonable attorney's fees) shall be paid by the unsuccessful party.

        10. This Agreement shall be construed, enforced and interpreted according to the internal laws of the State of Illinois.

        11. This Agreement may be executed in counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        12. All parties hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

        13. No direct or indirect partner, shareholder, or member in or of Guarantor (and no officer, director, member, employee or agent of such partner, shareholder, or member) will be personally liable for the performance of Guarantor's obligations under this Agreement.

        14. No direct or indirect partner, shareholder, or member in or of Seller (and no officer, director, member, employee or agent of such partner, shareholder, or member) will be personally liable for the performance of Seller's obligations under this Agreement. The liability of Seller for Seller's obligations under this Agreement will be limited to Seller's interest in the Property.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

GUARANTOR:
TISHMAN SPEYER/TRAVELERS REAL ESTATE VENTURE, L.P., a Delaware limited partnership
By:________________________
Name:
Title:
SELLER:
TST 233 N. MICHIGAN, L.L.C., a Delaware limited liability company
By:__________________________
Name:
Title:
PURCHASER:
PARKWAY PROPERTIES, LP, a Delaware limited partnership
By: Parkway Properties General Partner, Inc., its general partner
By:__________________________
Name:
Title:

By:__________________________
Name:
Title:

EXHIBIT 1

LEASING AGREEMENT

EXHIBIT 2

PUBLICIS TERM SHEET

EXHIBIT 3

BURRELL COMMUNICATIONS TERM SHEET

EXHIBIT 16

LEASING AGREEMENT

between

PARKWAY PROPERTIES, LP,

                                                                                                                              OWNER

and

TISHMAN SPEYER PROPERTIES, L.P.,

                                                                                                                              LEASING AGENT

PROPERTY:

233 North Michigan Avenue
Chicago, Illinois

LEASING AGREEMENT

        THIS AGREEMENT is made as of May __, 2001, between PARKWAY PROPERTIES, LP, a Delaware limited partnership, having an address at One Jackson Place, 188 East Capitol Street, Suite 1000, Jackson, Mississippi 39201 ("Owner"), and TISHMAN SPEYER PROPERTIES, L.P., a New York limited partnership, having an office at 520 Madison Avenue, New York, New York 10022 ("Leasing Agent").

PRELIMINARY STATEMENT

        Owner owns fee title to, and/or a leasehold interest in, the Property referred to below.

        Owner desires to engage Leasing Agent to lease that certain space commonly known as floors 27 through 30 at the Property (the "MarchFirst Space"), currently occupied by MarchFirst, Inc. ("MarchFirst"), and Leasing Agent desires to accept the engagement, in accordance with the terms of this Agreement.

        Therefore, in consideration of the mutual agreements contained in this Agreement, Owner and Leasing Agent agree as follows:

ARTICLE 1

DEFINITIONS, INTERPRETATION

        1.1 Definitions. The following terms have the following meanings throughout this Agreement:

            "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the first Person.

            "Claim" means any claim, damage, loss, liability, obligation, demand, defense, judgment, suit, proceeding, disbursement or expense (including reasonable attorneys' fees or expenses as incurred).

            "Closing Date" shall have the meaning in that certain Purchase and Sale Agreement between TST 233 N. Michigan, L.L.C., as Seller, and Owner, as Purchaser, dated as of the date hereof.

            "Commencement Date" means the date set forth in Schedule A.

            "Control" and "Controlled by" means the ability, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise (including by being the general partner, officer or director of the Person in question), to both (i) direct or cause the direction of the management and policies of a Person, and (ii) conduct the day-to-day business operations of a Person. The TSP Control Persons shall be deemed to direct or cause the direction of the management and policies of a Person (and accordingly satisfy clause (i) of the foregoing test for

 "Control") if the consent or approval of the TSP Control Persons shall be required with respect to major decisions concerning such entity.

            "Governmental Authority" means the United States of America, the State, the county, the city and/or any other local governmental jurisdiction in which the Property is located or any other governmental authority whose rules and laws are binding on the Property, or any agency, department, commission, board or instrumentality of any of them.

            "Leasing Commission" means a leasing commission calculated in accordance with and paid at the times and in the manner specified in Article 8, Section 11.5 and Schedule "A".

            "Legal Requirements" means any law, ordinance, order, rule or regulation of a Governmental Authority which pertains to the Property, Owner or Leasing Agent, including without limitation, compliance with the Federal Civil Rights Act (42 U.S.C. Section 1981 et seq.); the Federal Fair Housing Act (42 U.S.C. Section 3604); the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.); and all other Federal, state and local laws, rules, regulations and ordinances dealing with discrimination on the basis of any legally protected status including, but not limited to, religion, race, color, national origin, age, sex, marital or family status, disability, and handicap.

            "Outside Broker" means a real estate broker other than Leasing Agent assisting with leasing efforts at the Property.

            "Outside Broker's Commission Agreement" means a commission agreement between Leasing Agent and an Outside Broker in a form approved by Owner.

            "Person" means a natural person, corporation, partnership, limited liability company, trust, joint venture, unincorporated association, Governmental Authority or other entity.

            "Property" means the improved real property identified on Schedule A hereto and includes all easements, licenses, grants, permits, franchises, privileges, appurtenances and other rights pertaining thereto.

            "State" means the state identified on Schedule A hereto.

1.2 Interpretation.

(a) The singular includes the plural and the plural includes the singular.

(b) The word "or" is not exclusive and the word "including" is not limiting.

(c) References to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation.

(d) References to an Article, Section or Exhibit mean an Article, Section or Exhibit contained in or attached to this Agreement.

(e) The caption headings in this Agreement are for convenience and reference only and do not define, modify or describe the scope or intent of any of the terms of this Agreement.

(f) This Agreement will be interpreted and enforced in accordance with its provisions and without the aid of any custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provisions in question.

ARTICLE 2

APPOINTMENT, OTHER ACTIVITIES

        2.1 Appointment. Owner hereby engages Leasing Agent to lease the MarchFirst Space and authorizes Leasing Agent to exercise, upon all the terms and conditions hereof, such powers as may be necessary and appropriate for the leasing of the MarchFirst Space. Leasing Agent hereby accepts such engagement and agrees to perform all leasing services and functions reasonably necessary or incidental to the leasing of the MarchFirst Space. Leasing Agent has secured and will keep in effect during the term of this Agreement all necessary licenses, permits and authorizations, if any to enable Leasing Agent to legally perform all of its obligations under this Agreement.

        2.2 No Liability for Past Acts or Omissions. Leasing Agent will not be liable for any act or omission of any Person (including Owner and any previous leasing agent) with respect to the MarchFirst Space or any other space at the Property for any period prior to the date of this Agreement.

        2.3 Other Activities. Owner understands that Leasing Agent and its Affiliates engage in various development, management, leasing and other real estate activities not related to the Property.

ARTICLE 3

LEASING RESPONSIBILITIES

3.1 Leasing Efforts.

        (a) Owner will make reasonable efforts to refer to Leasing Agent all material offers or legitimate inquiries which are received by Owner with respect to leasing the MarchFirst Space.

        (b) The services to be performed by Leasing Agent as leasing agent shall include, but shall not be limited to, the following:

(i) Leasing Agent shall procure tenants for the MarchFirst Space and shall be responsible for the leasing of the MarchFirst Space (individually, a "Replacement Lease" and collectively, the "Replacement Leases"); the conduct of all negotiations related thereto; and arranging for the preparation of Replacement Leases on either Owner's or Leasing Agent's standard form of lease which form shall be mutually agreed upon by both parties, and other documents (which shall be at the expense of Owner), including tending to the execution of such Replacement Leases by tenants. Leasing Agent shall use reasonable diligence to obtain and submit to Owner financial statements pertaining to prospective tenants to the extent available.

(ii) Leasing Agent shall acquire and maintain a thorough knowledge of the leasing market for space similar to that contained in the MarchFirst Space.

            (c) Leasing Agent represents that to the extent required it will be a licensed real estate broker and all of its employees required to be licensed real estate brokers will be so licensed and will remain so during the term of this Agreement.

        3.2 Advertisement. Leasing Agent may list and advertise the MarchFirst Space for rental by means of periodicals, signs, plans, brochures or other appropriate means. Any reasonable costs of printing leasing brochures and other promotional material shall be paid by Leasing Agent.

        3.3 Outside Brokers. Leasing Agent may enlist the services of Outside Brokers. Upon engaging any Outside Broker, Leasing Agent will have each Outside Broker execute an Outside Broker's Commission Agreement. If requested by Owner, Leasing Agent will deliver a fully executed counterpart of the Outside Broker's Commission Agreement to Owner upon the execution thereof.

        3.4 Authority. Leasing Agent will have the full authority to negotiate with prospective tenants for all Replacement Leases on behalf of Owner, but Owner shall ultimately execute such Replacement Leases.

        3.5 Approval of Leases. Each Replacement Lease shall be on market terms at market rates and shall be subject to the prior written approval of Owner, which approval shall not be unreasonably withheld or delayed. Owner agrees to respond to any request by Leasing Agent for Owner's approval of a Replacement Lease within five (5) business days (time being of the essence) after receipt by Owner of the proposed Replacement Lease and the financial statements of the tenant. In the event the proposed Replacement Lease is modified after its submission by Leasing Agent to Purchaser for its approval, Purchaser shall have an additional three (3) business days (time being of the essence) to approve or disapprove the modifications to the Replacement Lease. If Owner disapproves the Replacement Lease, Owner must set forth in writing the specific reasons for such disapproval during such five (5) business day period or three (3) business day period, as applicable (time being of the essence). If Owner shall fail to approve or disapprove the proposed Replacement Lease within such five (5) business day period or three (3) business day period, as applicable (time being of the essence), Owner's failure to respond shall be deemed to be Owner's approval to such Replacement Lease. Notwithstanding anything to the contrary contained herein, Owner shall execute any Replacement Lease that has been approved or deemed approved by Owner within two (2) business days of such approval (time being of the essence).

        3.6 Arbitration. In the event Leasing Agent disputes Owner's disapproval of the Replacement Lease, Leasing Agent may submit such dispute for resolution to arbitration in the City of Chicago in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the American Arbitration Association (the "AAA") (the "Expedited Procedures"). Leasing Agent shall send to Owner a copy of its notice to the AAA. Leasing Agent may submit any such dispute to arbitration within three (3) business days after notice of the disapproval of the proposed Replacement Lease has been given by Owner. The arbitration shall be conducted in accordance with the Expedited Procedures, as amended, as follows: (i) the AAA shall, within two (2) business days after such submission or application, select a single arbitrator who is a senior office broker from either (a) The Staubach Company, (b) Cushman & Wakefield, Inc. or (c) Julian J. Studley, Inc., with such arbitrator having at least ten (10) years' experience in leasing of commercial properties similar to the Property, (ii) the arbitration shall commence two (2) business days (time being of the essence) after selection by the AAA of the single arbitrator and shall be limited to a total of seven (7) hours on the date of commencement until completion, with each party having no more than a total of two (2) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and (iii) the arbitrator shall make a determination within three (3) business days (time being of the essence) after the conclusion of the presentation of Owner's and Leasing Agent's cases, which determination shall be limited to a decision upon whether Owner's disapproval of the proposed Replacement Lease was unreasonable. The arbitrator's determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than five (5) business days after the rendering of such decision. The arbitrator's determination may be entered in any court having jurisdiction thereof. All fees payable to the AAA and the arbitrator and the prevailing party's costs (external only) for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party.

ARTICLE 4

COMPENSATION FOR LEASING SERVICES

        4.1 Leasing Commission. If and when a Replacement Lease is executed and delivered by a tenant and Owner pursuant to this Agreement, Owner will pay a Leasing Commission to Leasing Agent calculated in accordance with Schedule A, subject to the provisions of Section 4.4 if an Outside Broker is involved.

        4.2 Limitations.

            (a) If a Replacement Lease provides that a tenant has the right to terminate the Replacement Lease at any time prior to the commencement of the term thereof, then, no Leasing Commission will be payable to Leasing Agent unless and until the commencement of the term of the Replacement Lease occurs. If a Replacement Lease involves a right of the tenant to cancel or terminate after commencement of the term, the Leasing Commission will be based on the fixed term through the date of termination and if the tenant fails to exercise such right the remainder of the Leasing Commission shall then be due calculated as if the remaining term were part of the initial Replacement Lease term; provided, however, in the event a Replacement Lease obligates the tenant to pay the unamortized value of the Leasing Commission paid upon the termination of such Replacement Lease, the Leasing Commission shall be payable to Leasing Agent pursuant to Section 4.5 below as if the termination of such Replacement Lease did not occur.

            (b) If, for any reason, a Replacement Lease is not entered into between Owner and a prospective tenant for the MarchFirst Space, then no Leasing Commission will be earned by Leasing Agent.

            (c) No Leasing Commission will be payable to Leasing Agent for any periods of a Replacement Lease other than the initial Replacement Lease term.

        4.3 Additional Space. If during the term of this Agreement, a tenant currently at the Property leases the MarchFirst Space, then Owner will pay a Leasing Commission to Leasing Agent calculated at the rates set forth in Schedule A.

        4.4 Outside Brokers. If an Outside Broker is entitled to a leasing commission in connection with a Replacement Lease, then Owner will pay a leasing commission to the Outside Broker pursuant to the Outside Broker's Commission Agreement and will pay to Leasing Agent an amount equal to the amount set forth on Schedule A hereto. Owner will defend, indemnify and hold harmless Leasing Agent, its Affiliates and their respective partners, shareholders, directors, officers, members, employees and agents from and against any and all liabilities, claims, causes of actions, demands, costs and expenses (including reasonable attorney's fees and disbursements) arising from, asserted by or relating to any Outside Brokers, other than Outside Brokers alleging dealings or agreements with Leasing Agent, in which case Leasing Agent will defend, indemnify and hold harmless Owner for any and all liabilities, claims, causes of actions, demands, costs and expenses (including reasonable attorney's fees and disbursements) arising from, asserted by or relating to any such Outside Brokers arising from such alleged dealings or agreements.

        4.5 Timing of Payments.

        (a) Owner will pay all Leasing Commissions earned by Leasing Agent in connection with the consummation of a Replacement Lease in two (2) equal installments as follows: (i) fifty percent (50%) upon execution and delivery of the Replacement Lease, and (ii) fifty percent (50%) upon the satisfaction of all of the conditions precedent described in Section 4.6 below.

        (b) The provisions of this Section 4.5 will survive the expiration or earlier termination of this Agreement.

        4.6 Conditions Precedent. Leasing Commissions provided for under this Article 4 shall become earned, due, payable and owing by Owner to Leasing Agent only if, as and when (i) any Replacement Lease has been duly executed by Owner and the tenant, (ii) all required financial statements under such Replacement Lease have been delivered to Owner, and (iii) the tenant has accepted and taken occupancy of the MarchFirst Space and the Replacement Lease has commenced by its terms.

ARTICLE 5

INDEMNIFICATION, EXCULPATION

        5.1 Owner's Indemnity. OWNER WILL DEFEND, INDEMNIFY AND HOLD HARMLESS LEASING AGENT, ITS AFFILIATES AND THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, DIRECTORS, MANAGING DIRECTORS, OFFICERS, MEMBERS, EMPLOYEES AND AGENTS FROM AND AGAINST ALL LOSS, DAMAGE, CHARGES, LIABILITIES (DIRECT OR INDIRECT), CLAIMS, EXPENSES AND SUITS OR OTHER CAUSES OF ACTION OF ANY NATURE WHATSOEVER (INCLUDING REASONABLE

ATTORNEYS' FEES) (HEREINAFTER COLLECTIVELY REFERRED TO IN THIS ARTICLE 5 AS "CLAIMS") ARISING FROM OR IN ANY WAY CONNECTED WITH (A) THE PROPERTY OR THE PERFORMANCE OF LEASING AGENT'S OBLIGATIONS UNDER AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, (B) ANY OTHER ACTS PERFORMED BY LEASING AGENT AT THE DIRECTION OF OWNER, (C) THE BREACH OF ANY MATERIAL PROVISION OF THIS AGREEMENT BY OWNER, AND (D) OWNER'S FAILURE (OTHER THAN BY REASON OF LEASING AGENT'S DEFAULT UNDER THIS AGREEMENT) OR REFUSAL TO COMPLY WITH OR ABIDE BY ANY LEGAL REQUIREMENTS, UNLESS, FOLLOWING A FINAL ADJUDICATION ON THE MERITS BY A COURT OF COMPETENT JURISDICTION, IT IS DETERMINED THAT THE CLAIM WAS ATTRIBUTABLE TO ONE OF THE INDEMNIFIED OWNER MATTERS DESCRIBED BELOW .

        5.2 Leasing Agent's Indemnity. LEASING AGENT WILL DEFEND, INDEMNIFY AND HOLD HARMLESS OWNER, ITS AFFILIATES AND THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, DIRECTORS, MANAGING DIRECTORS, OFFICERS, MEMBERS, EMPLOYEES AND AGENTS FROM AND AGAINST ALL LOSS, DAMAGE, CHARGES, LIABILITIES (DIRECT OR INDIRECT), CLAIMS, EXPENSES AND SUITS OR OTHER CAUSES OF ACTION OF ANY NATURE WHATSOEVER (INCLUDING REASONABLE ATTORNEYS' FEES) (HEREINAFTER COLLECTIVELY REFERRED TO IN THIS ARTICLE 5 AS "CLAIMS") ARISING FROM OR IN ANY WAY CONNECTED WITH (A) THE PROPERTY OR THE PERFORMANCE OF OWNER'S OBLIGATIONS UNDER AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, (B) ANY OTHER ACTS PERFORMED BY OWNER AT THE DIRECTION OF LEASING AGENT, (C) THE BREACH OF ANY MATERIAL PROVISION OF THIS AGREEMENT BY LEASING AGENT, AND (D) LEASING AGENT'S FAILURE (OTHER THAN BY REASON OF OWNER'S DEFAULT UNDER THIS AGREEMENT) OR REFUSAL TO COMPLY WITH OR ABIDE BY ANY LEGAL REQUIREMENTS, UNLESS, FOLLOWING A FINAL ADJUDICATION ON THE MERITS BY A COURT OF COMPETENT JURISDICTION, IT IS DETERMINED THAT THE CLAIM WAS ATTRIBUTABLE TO ONE OF THE INDEMNIFIED LEASING AGENT MATTERS DESCRIBED ABOVE.

        5.3 Intentionally Omitted.

        5.4 Survival. The provisions of this Article 5 will survive the expiration or earlier termination of this Agreement.

        5.5 Exculpation.

            (a) No direct or indirect partner, shareholder or member in or of Owner (and no officer, director, member, employee or agent of such partner or shareholder) will be personally liable for the performance of Owner's obligations under this Agreement. The liability of Owner for Owner's obligations under this Agreement will be limited to Owner's interest in the Property and other assets and the proceeds thereof. A negative capital account of any partner will not be considered to be a partnership asset. Nothing in this Section 5.5(a) will affect the rights of Leasing Agent to seek appropriate relief against any Person to the extent that such Person misappropriates funds of Leasing Agent or commits fraud against Leasing Agent.

            (b) No direct or indirect partner, shareholder or member in or of Leasing Agent (and no officer, director, member, employee or agent of such partner or shareholder) will be personally liable for the performance of Leasing Agent's obligations under this Agreement. The liability of Leasing Agent for Leasing Agent's obligations under this Agreement will be limited to its partnership assets. A negative capital account of any partner will not be considered to be a partnership asset. Nothing in this Section 5.5(b) will affect the rights of Owner to seek appropriate relief against any Person to the extent that such Person misappropriates funds of Owner or commits fraud against Owner.

ARTICLE 6

TERM, EXPIRATION, TERMINATION

        6.1 Term. This Agreement will be effective as of the Commencement Date set forth on Schedule A and will continue in full force and effect until the earlier to occur of (a) thirty (30) months from the Closing Date or (b) the commencement date of Replacement Leases necessary to occupy all of the MarchFirst Space.

        6.2 Dispute.

            Notwithstanding any other provision of this Agreement providing for any other form of resolution of disputes, except as set forth in Article 3.6 above, if any dispute between Owner and Leasing Agent arises under this Agreement, then, the matter shall be decided by binding and final arbitration held in Chicago, Illinois. The arbitration shall be conducted by an arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in accordance with its Arbitration Rules and Procedures then in effect.

        6.3 Obligations Upon Expiration or Termination.

            Upon the expiration or earlier termination of this Agreement, Owner will promptly pay to Leasing Agent all amounts due and payable under this Agreement. Upon receipt of such payments neither party will have any further rights or obligations under this Agreement, except for those rights and obligations which expressly survive the expiration or earlier termination of this Agreement.

        6.4 Leasing Commissions. Upon the expiration or earlier termination of this Agreement, Owner will pay a Leasing Commission to Leasing Agent in the following instances:

            (a)     If (i) Leasing Agent negotiates and delivers a proposed Replacement Lease to Owner for consideration prior to the expiration or termination of this Agreement, and (ii) Owner and the tenant under such proposed Replacement Lease execute and deliver a Replacement Lease within two (2) weeks thereafter.

            (b)     If (i) any Replacement Lease, or any proposed expansion to an existing lease at the Property for the MarchFirst Space, is not presented to Owner prior to the expiration or termination of this Agreement, but Leasing Agent gives notice to Owner within ten (10) days after such expiration or termination of negotiations with a prospective tenant for the MarchFirst Space within the thirty (30) day period immediately preceding the expiration or termination of this Agreement, accompanied by written evidence of such prospective (or existing) tenant's interest, and (ii) Owner and the prospective (or existing) tenant execute a Replacement Lease for the specified premises, or an expansion to an existing Replacement Lease, within one hundred and eighty (180) days after the expiration or earlier termination of this Agreement.

ARTICLE 7

GENERAL PROVISIONS

        7.1 Leasing Agent's Office. Owner will provide to, and maintain for, at no cost to Leasing Agent, access to conference rooms at the Property reasonably acceptable to Owner and Leasing Agent for the conduct of Leasing Agent's leasing services hereunder.

        7.2 No Discrimination. Neither Owner nor Leasing Agent will discriminate against any person on the grounds of race, color, creed, religion, sex, national origin or any other basis prohibited by applicable Legal Requirements with respect to any activity affecting the Property.

        7.3 Availability of Funds. Any obligation of Leasing Agent hereunder with respect to the Property requiring the expenditure of funds shall be subject to the condition that sufficient funds are then available in the Operating Account for the performance of such obligation.

        7.4 ERISA. Owner represents and warrants to Leasing Agent that no portion of the Property constitutes plan assets of any employee benefit plan under the Employee Retirement Income Security Act of 1974 ("ERISA") and does not constitute a tax favored plan under the Internal Revenue Code. Owner will defend, indemnify and hold harmless Leasing Agent, its Affiliates and their respective partners, shareholders, directors, officers, employees and agents from and against all Claims arising from or in any way connected with the breach of this representation or warranty by Owner. Leasing Agent represents and warrants to Owner that to the best of its knowledge it is not a "party in interest" as defined under ERISA.

        7.5 Notices. All notices, approvals, consents, elections or other communications under this Agreement must be in writing and may be (a) delivered personally, (b) delivered by a nationally recognized overnight courier, (c) mailed by registered or certified mail, postage prepaid, with return receipt requested, or (d) sent by telecopier (with written confirmation of the receipt of the telecopy) with the original to follow in the manner specified in clauses (a)-(c) above, and addressed to the party at its address set forth below:

if to Owner, to:

Parkway Properties, LP
One Jackson Place
188 East Capitol Street, Suite 1000
Jackson, Mississippi 39201
Attention: Mr. Jim Ingram
Fax No.: (781) 246-2807

with a copy to:

Forman, Perry, Watkins, Krutz & Tardy PLLC
One Jackson Place
188 East Capitol Street, Suite 1000
Jackson, Mississippi 39201
Attention: Steven M. Hendrix
Fax No.: (601) 966-8609

with a copy to:

German American Capital Corporation
31 West 52nd Street, 19th Floor
New York, New York 10019
Attention: Chris Tognola
Fax No.: (212) 469-4575

if to Leasing Agent, to:

Tishman Speyer Properties, L.P.
520 Madison Avenue
New York, New York 10022
Attention: Director of Property Management
Fax No.: (212) 715-0125
cc: General Counsel
Fax No.: (212) 935-8239

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Jeffrey A. Lenobel, Esq.
Fax No.: (212) 593-5955

or at such other address, as from time to time, supplied by a party to the others by like notice. Notices will be deemed to be received, if personally delivered, upon delivery, if sent by overnight courier, on the first (1st) business day after being sent, if sent by mail, on the date set forth on the return receipt, if sent by telecopier, on the date sent if confirmation of receipt shows delivery on or before 5:00 P.M., or on the next business day if confirmation of receipt shows delivery after 5:00 P.M. Each party shall be entitled to rely on all communications which purport to be on behalf of the other party and purport to be signed by an authorized party.

        7.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the respective successors and permitted assigns of Owner and Leasing Agent, but, subject to the next sentence, neither Owner nor Leasing Agent will have the right to assign its rights or obligations under this Agreement without the prior consent of the other party and any attempted assignment, in the absence of such consent, will be void and of no effect. Leasing Agent acknowledges that this Agreement is personal to Leasing Agent and establishes a relationship of confidence and trust between Owner and Leasing Agent in which Leasing Agent is acting as a fiduciary for Owner.

        7.7 Attorneys' Fees. If any action or proceeding is instituted by one party against the other party with respect to this Agreement, the prevailing party in the action or proceeding will be entitled to receive from the non-prevailing party the reasonable attorneys' fees and expenses incurred by the prevailing party.

        7.8 Amendment. No purported amendment to or waiver of any term of this Agreement will be binding upon any party, or have any other force or effect in any respect, unless the same is in writing and signed by the party to be charged.

        7.9 State Law. This Agreement will be interpreted and enforced in accordance with the internal laws of State of Illinois without giving effect to the principles of conflicts of laws.

        7.10 Entire Agreement. All prior understandings and agreements between the parties with respect to the subject matter of this Agreement are merged in this Agreement. Neither party is relying upon any statement, covenant or representation made by any other party which is not embodied in this Agreement.

        7.11 No Waiver. No failure or delay of either party in the exercise of any right under this Agreement will be deemed to be a waiver of such right. No waiver by either party of any condition under this Agreement for its benefit or any breach under this Agreement will constitute a waiver of any other or further right or subsequent breach.

        7.12 Further Assurances. Each party will, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, and otherwise cooperate with the other party and be available to consult with the other party as the other party may reasonably request in order to (a) effectuate the intent of this Agreement and (b) facilitate Leasing Agent's expeditious performance of its obligations hereunder.

        7.13 Effectiveness of Agreement. This Agreement will not become effective unless and until it is executed and delivered by both Owner and Leasing Agent.

        7.14 No Third-Party Beneficiaries. This Agreement is entered into solely for the benefit of Owner and Leasing Agent. No other Person is intended to be a third-party beneficiary of this Agreement.

        7.15 Divisibility. If any article, section or exhibit of this Agreement is deemed illegal or unlawful, the same will be struck from this Agreement and all other articles, sections and exhibits will remain valid and in full force and effect.

        7.16 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which will together constitute one instrument.

        7.17 Jury Trial Waiver. OWNER AND LEASING AGENT BOTH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER WITH RESPECT TO THIS AGREEMENT.

        7.18 Brokers. Each party represents and warrants to the other party that the party has not retained any broker, finder or other commission or fee agent, and no such person has acted on its behalf in connection with the execution and delivery of this Agreement.

        7.19 Confidentiality; Publicity. Owner agrees (and agrees to cause its Affiliates) not to disclose the terms of this Agreement except (a) to Owner's lenders, accountants and attorneys, (b) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, (c) to one or more potential investors in Owner or its Affiliates, or (d) pursuant to any other governmental requirements (e.g., securities law requirements). Leasing Agent agrees not to disclose and agrees to cause its employees, agents and affiliates not to disclose, any of the terms of this Agreement or any information relating to Owner's assets, business or affairs, provided that such disclosure may be made (a) to any person who is an officer, director or employee of Leasing Agent or its Affiliates or counsel to or accountants thereto solely for their use and on a need-to-know basis, (b) with the prior written consent of Owner, (c) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, (d) to any lender providing financing to Owner, (e) as reasonably necessary to a disposition pursuant to an approved Annual Budget, (f) to one or more potential investors in Owner or its Affiliates, or (g) pursuant to any other governmental requirements (e.g., securities law requirements). In the event that Leasing Agent shall receive a request to disclose any of the terms of this Agreement under a subpoena or order, Leasing Agent shall (i) promptly notify Owner, (ii) consult with Owner on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, reasonably cooperate with Owner (at no cost to Leasing Agent) in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded those terms of this Agreement that are disclosed.

        7.20 Remedies Cumulative. All rights or remedies in this Agreement specified and all other rights or remedies that the parties may have at law, in equity or otherwise upon breach of any term or condition in this Agreement contained upon the part of the other party to be performed, shall be distinct, separate and cumulative rights or remedies and no one of them, whether exercised by the non-defaulting party or not, shall be deemed to be in exclusion of any other right or remedy of such non-defaulting party. No term or condition of this Agreement shall be deemed to have been waived by either party unless such waiver be in writing and signed by such party.

[No Further Text on this Page; Signature Page Follows]

THIS AGREEMENT has been executed and delivered by Owner and Leasing Agent as of the date first set forth above.

OWNER:
PARKWAY PROPERTIES, LP,
a Delaware limited partnership

By: Parkway Properties General Partner, Inc. its general partner

By:_______________________________
Name:
Title:

LEASING AGENT:
TISHMAN SPEYER PROPERTIES, L.P.
By:______________________________

Name:
Title:

SCHEDULE A

        This Schedule A is intended to be attached to that certain Management and Leasing Agreement dated as of May __, 2001 (the "Agreement") by and between Parkway Properties, LP, as Owner, and Tishman Speyer Properties, L.P., as Leasing Agent, for the Property located at 233 North Michigan Avenue, Chicago, Illinois (the "Property"). All section and article references below are to Sections and Articles in the Agreement.

Article 1

The Property is located at 233 North Michigan Avenue, Chicago, Illinois.

The "State" is the State of Illinois.

Section 4.1

The Leasing Commission shall be a minimum of 70¢ per square foot per year and a maximum of 80¢ per square foot per year of any Replacement Lease based upon the then market conditions in Chicago, Illinois.

Section 4.5

The Leasing Commission to be paid to Leasing Agent if a commission is also paid to an Outside Broker shall equal 50% of the fee set forth in Section 4.1 of this Schedule A.

Section 6.1

The Commencement Date for the term of this Agreement shall be May __, 2001.